                                                                     Exhibit 4.2

                                                                  EXECUTION COPY

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                           DANKA BUSINESS SYSTEMS PLC

                     and each of the Guarantors named herein

                              SERIES A AND SERIES B
                            11% SENIOR NOTES DUE 2010

                          ----------------------------

                                    INDENTURE

                            Dated as of July 1, 2003

                          ----------------------------

                                  HSBC Bank USA

                                     Trustee

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                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                    Indenture Section
310(a)(1)..................................................          7.10
   (a)(2)..................................................          7.10
   (a)(3)..................................................          N.A.
   (a)(4)..................................................          N.A.
   (a)(5)..................................................          7.10
   (b).....................................................          7.10
   (c).....................................................          N.A.
311(a).....................................................          7.11
   (b).....................................................          7.11
   (c).....................................................          N.A.
312(a).....................................................          2.05
   (b).....................................................         12.03
   (c).....................................................         12.03
313(a).....................................................          7.06
   (b)(1)..................................................          N.A.
   (b)(2)..................................................       7.06; 7.07
   (c).....................................................          7.06
   (d).....................................................          7.06
314(a).....................................................   4.03; 12.02; 12.05
   (b).....................................................          N.A.
   (c)(1)..................................................         12.04
   (c)(2)..................................................         12.04
   (c)(3)..................................................          N.A.
   (d).....................................................          N.A.
   (e).....................................................         12.05
   (f).....................................................          N.A.
315(a).....................................................          7.01
   (b).....................................................       7.05; 12.02
   (c).....................................................          7.01
   (d).....................................................          7.01
   (e).....................................................          6.11
316(a)(last sentence)......................................          2.09
   (a)(1)(A)...............................................          6.05
   (a)(1)(B)...............................................          6.04
   (a)(2)..................................................          N.A.
   (b).....................................................          6.07
   (c).....................................................          2.12
317(a)(1)..................................................          6.08
   (a)(2)..................................................          6.09
   (b).....................................................          2.04
318(a).....................................................          12.01
   (b).....................................................          N.A.
   (c).....................................................          12.01
N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.

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                                TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01   Definitions.....................................................1
Section 1.02   Other Definitions..............................................26
Section 1.03   Incorporation by Reference of Trust Indenture Act..............27
Section 1.04   Rules of Construction..........................................28

                                   ARTICLE 2.
                                   THE NOTES

Section 2.01   Form and Dating................................................28
Section 2.02   Execution and Authentication...................................29
Section 2.03   Registrar and Paying Agent.....................................29
Section 2.04   Paying Agent to Hold Money in Trust............................30
Section 2.05   Holder Lists...................................................30
Section 2.06   Transfer and Exchange..........................................30
Section 2.07   Replacement Notes..............................................42
Section 2.08   Outstanding Notes..............................................42
Section 2.09   Treasury Notes.................................................42
Section 2.10   Temporary Notes................................................43
Section 2.11   Cancellation...................................................43
Section 2.12   Defaulted Interest.............................................43
Section 2.13   Additional Amounts and Other Taxes.............................43

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01   Notices to Trustee.............................................45
Section 3.02   Selection of Notes to Be Redeemed or Purchased.................46
Section 3.03   Notice of Redemption...........................................46
Section 3.04   Effect of Notice of Redemption.................................47
Section 3.05   Deposit of Redemption or Purchase Price........................47
Section 3.06   Notes Redeemed or Purchased in Part............................48
Section 3.07   Optional Redemption............................................48
Section 3.08   Mandatory Redemption...........................................48
Section 3.09   Offer to Purchase by Application of Excess Proceeds............49
Section 3.10   Redemption for Changes in Withholding Taxes....................50

                                   ARTICLE 4.
                                   COVENANTS

Section 4.01   Payment of Notes...............................................51
Section 4.02   Maintenance of Office or Agency................................51
Section 4.03   Reports........................................................52
Section 4.04   Compliance Certificate.........................................53
Section 4.05   Taxes..........................................................53
Section 4.06   Stay, Extension and Usury Laws.................................53
Section 4.07   Restricted Payments............................................53
Section 4.08   Dividend and Other Payment Restrictions Affecting
               Restricted Subsidiaries........................................57

                                       i

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Section 4.09   Incurrence of Indebtedness and Issuance of Disqualified
               and Preference Shares..........................................59
Section 4.10   Asset Sales....................................................62
Section 4.11   Transactions with Affiliates...................................64
Section 4.12   Liens..........................................................65
Section 4.13   Business Activities............................................65
Section 4.14   Corporate Existence............................................65
Section 4.15   Offer to Repurchase Upon Change of Control.....................66
Section 4.16   Limitation on Sale and Leaseback Transactions..................67
Section 4.17   Payments for Consent...........................................68
Section 4.18   Additional Subsidiary Guarantees...............................68
Section 4.19   Designation of Restricted and Unrestricted Subsidiaries........68
Section 4.20   Listing........................................................68
Section 4.21   Excess Cash Flow...............................................69

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01   Merger, Consolidation or Sale of Assets........................70
Section 5.02   Successor Corporation Substituted..............................72

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01   Events of Default..............................................72
Section 6.02   Acceleration...................................................74
Section 6.03   Other Remedies.................................................75
Section 6.04   Waiver of Past Defaults........................................75
Section 6.05   Control by Majority............................................75
Section 6.06   Limitation on Suits............................................75
Section 6.07   Rights of Holders of Notes to Receive Payment..................76
Section 6.08   Collection Suit by Trustee.....................................76
Section 6.09   Trustee May File Proofs of Claim...............................76
Section 6.10   Priorities.....................................................77
Section 6.11   Undertaking for Costs..........................................77

                                   ARTICLE 7.
                                    TRUSTEE

Section 7.01   Duties of Trustee..............................................77
Section 7.02   Rights of Trustee..............................................78
Section 7.03   Individual Rights of Trustee...................................79
Section 7.04   Trustee's Disclaimer...........................................79
Section 7.05   Notice of Defaults.............................................79
Section 7.06   Reports by Trustee to Holders of the Notes.....................79
Section 7.07   Compensation and Indemnity.....................................80
Section 7.08   Replacement of Trustee.........................................81
Section 7.09   Successor Trustee by Merger, etc...............................81
Section 7.10   Eligibility; Disqualification..................................82
Section 7.11   Preferential Collection of Claims Against Company..............82

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01   Option to Effect Legal Defeasance or Covenant Defeasance.......82
Section 8.02   Legal Defeasance and Discharge.................................82

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Section 8.03   Covenant Defeasance............................................83
Section 8.04   Conditions to Legal or Covenant Defeasance.....................83
Section 8.05   Deposited Money and Government Securities to be Held in
               Trust; Other Miscellaneous Provisions..........................85
Section 8.06   Repayment to Company...........................................85
Section 8.07   Reinstatement..................................................85

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01   Without Consent of Holders of Notes............................86
Section 9.02   With Consent of Holders of Notes...............................87
Section 9.03   Compliance with Trust Indenture Act............................88
Section 9.04   Revocation and Effect of Consents..............................88
Section 9.05   Notation on or Exchange of Notes...............................88
Section 9.06   Trustee to Sign Amendments, etc................................89

                                   ARTICLE 10.
                              SUBSIDIARY GUARANTEES

Section 10.01  Guarantee......................................................89
Section 10.02  Limitation on Guarantor Liability..............................90
Section 10.03  Execution and Delivery of Subsidiary Guarantee.................90
Section 10.04  Guarantors May Consolidate, etc., on Certain Terms.............91
Section 10.05  Releases Following Sale of Assets..............................91

                                   ARTICLE 11.
                           SATISFACTION AND DISCHARGE

Section 11.01  Satisfaction and Discharge.....................................92
Section 11.02  Application of Trust Money.....................................93
Section 11.03  Acknowledgment of Discharge....................................93

                                   ARTICLE 12.
                                  MISCELLANEOUS

Section 12.01  Trust Indenture Act Controls...................................93
Section 12.02  Notices........................................................94
Section 12.03  Communication by Holders of Notes with Other Holders of Notes.......................................................95
Section 12.04  Certificate and Opinion as to Conditions Precedent.............95
Section 12.05  Statements Required in Certificate or Opinion..................95
Section 12.06  Rules by Trustee and Agents....................................96
Section 12.07  No Personal Liability of Directors, Officers, Employees
               and Stockholders...............................................96
Section 12.08  Governing Law..................................................96
Section 12.09  Judgment Currency..............................................96
Section 12.10  No Adverse Interpretation of Other Agreements..................97
Section 12.11  Consent to Service.............................................97
Section 12.12  Successors.....................................................97
Section 12.13  Severability...................................................97
Section 12.14  Counterpart Originals..........................................97
Section 12.15  Table of Contents, Headings, etc...............................97

                                    EXHIBITS

Exhibit A   FORM OF NOTE
Exhibit B   FORM OF CERTIFICATE OF TRANSFER
Exhibit C   FORM OF CERTIFICATE OF EXCHANGE
Exhibit D   FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E   FORM OF NOTATION OF GUARANTEE
Exhibit F   FORM OF SUPPLEMENTAL INDENTURE

     INDENTURE dated as of July 1, 2003 among Danka Business Systems PLC, a public company incorporated with limited liability under the Companies Act of 1985 with registered number 1101386 and with its registered office at Masters House, 107 Hammersmith Road, London W14 0QH, England (the "Company"), the Guarantors (as defined) and HSBC Bank USA, as trustee (the "Trustee").

     The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 11% Series A Senior Notes due 2010 (the "Series A Notes") and the 11% Series B Senior Notes due 2010 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01  Definitions.

     "144A Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is consolidated, amalgamated, combined or otherwise merged with or into or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person consolidating, amalgamating, combining or otherwise merging with or into, or becoming a Subsidiary of, such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, to the extent of the Fair Market Value of such asset where the Indebtedness so secured is not the Indebtedness of such Person.

     "Additional Notes" means an unlimited amount of Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and
4.09 hereof, as part of the same series as the Initial Notes.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. No Person (other than the Company or any of its Subsidiaries) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Sections 4.15 and
     5.01 hereof and not by the provisions of Section 4.10 hereof; and

          (2) the issuance of Share Capital by any of the Company's Restricted Subsidiaries or the sale of Share Capital in any of its Restricted Subsidiaries, other than the issuance or sale of directors' qualifying shares.

          Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

          (1) in the case of either clause (1) or (2) above, any single transaction or series of related transactions that involve:

               (a) assets having a Fair Market Value of less than $2.5 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof, or

               (b) Net Proceeds of less than $2.5 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof;

          (2) a transfer of assets or rights by the Company to a Restricted Subsidiary of the Company or by a Restricted Subsidiary of the Company to the Company or another Restricted Subsidiary of the Company;

          (3) an issuance of Share Capital by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company;

          (4) the sale, lease or license of equipment, inventory, intellectual property or accounts receivable in the ordinary course of business;

          (5) the sale or other disposition of cash, Cash Equivalents or other marketable securities;

          (6) a Restricted Payment that is not prohibited by Section 4.07 hereof or is a Permitted Investment;

          (7) sales, conveyances or other transfers of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, it being understood that, for the purposes of this clause (7), notes received in exchange for the transfer of accounts receivable and related assets will be deemed cash if the Receivables Subsidiary or other payor is required to repay said notes as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transaction;

          (8) transfers of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction," or a fractional undivided interest therein, by a Receivables Subsidiary in a Qualified Receivables Transaction;

          (9) sales, conveyances or other transfers of accounts receivables and related assets, or fractional undivided interests therein, by a Non--Guarantor Subsidiary in connection with factoring or other receivables financing transactions by such Non--Guarantor Subsidiary in conjunction with an incurrence of Indebtedness under clause (14) of Section 4.09 hereof; provided that each such sale, conveyance or other transfer shall be subject to clause (1) of Section 4.10(a) hereof;

          (10) the sale, exchange or other disposition of assets, property or equipment that has become obsolete, damaged, worn out or unsuitable for use in connection with the business of the Company or any Restricted Subsidiary of the Company;

          (11) the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

          (12) the lease, assignment or sublease of any real or personal property in the ordinary course of business; and

          (13) the granting of Liens not prohibited by this Indenture.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person," (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

     "Board of Directors" means:

          (1) with respect to a company or corporation, the board of directors of the company or corporation;

          (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

          (3) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Borrowing Base" means, as of any date, an amount equal to:

          (1) 75% of the face amount of all accounts receivable owned by the Company and its Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 90 days past due; provided, however, that any accounts receivable owned by a Receivables Subsidiary, or which the Company or any of its Subsidiaries has agreed to sell or transfer to a Receivables Subsidiary, shall be excluded for purposes of determining such amount; plus

          (2) 50% of the book value of all inventory, net of reserves, owned by the Company and its Subsidiaries as of the end of the most recent fiscal quarter preceding such date; minus

          (3) the aggregate amount of trade payables of the Company and its Subsidiaries outstanding as of the end of the most recent fiscal quarter preceding such date, all calculated on a consolidated basis and in accordance with GAAP.

     "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligations" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Cash Equivalents" means:

          (1) United States dollars and currency of any member state of the European Union;

          (2) securities, or certificates representing an interest in such securities, issued or directly and fully guaranteed or insured by the United States government, including any agency or instrumentality thereof, or the government of a member state of the European Union, including any agency or instrumentality thereof, as the case may be;

          (3) time deposit accounts, certificates of deposit, money market deposits and bankers' acceptances with maturities of 12 months or less from the date of acquisition and overnight bank deposits, issued by, or deposited with, a bank or trust company which is organized under the laws of a member state of the European Union or of the United States or any state thereof; provided that such bank or trust company has capital, surplus and undivided profits aggregating in excess of $200.0 million, or the foreign currency equivalent thereof as of the date of such investment, and whose long-term debt is rated "A-3" or higher by Moody's Investors Service, Inc. or "A-" or higher by Standard and Poor's Ratings Group or the equivalent rating category or another internationally recognized rating agency;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and, in each case, maturing within one year after the date of acquisition;

          (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (4) of this definition; and

          (7)  in the case of any Non-Guarantor Subsidiary:

               (a) direct obligations of the sovereign nation, or any agency thereof, in which such Non-Guarantor Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation, or any agency thereof; or

               (b)  investments of the type and maturity described in clauses
     (1) through (6) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies;

     provided that the aggregate amount of any obligations and investments that are at any time outstanding pursuant to this clause (7) shall not exceed the U.S. dollar equivalent of $5.0 million.

     "Change of Control" means the occurrence of any of the following:

          (1) the sale, transfer, conveyance or other disposition, other than by way of merger, amalgamation, combination or consolidation, in one or a series of related transactions, of all or substantially all the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person," as that term is used in Section 13(d)(3) of the Exchange Act, other than a Principal or a Related Party of a Principal or other than to effect a Change of Domicile;

          (2) the shareholders of the Company shall have approved a plan relating to the liquidation or dissolution of the Company, other than to effect a Change of Domicile;

          (3) the consummation of any transaction, including, without limitation, any merger, amalgamation, combination or consolidation, the result of which is that any "person," as defined above, other than a Principal or a Related Party of a Principal, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; provided, however, that the creation of a holding company to own all of the Share Capital of the Company will not be deemed to constitute a Change of Control under this clause (3) if, immediately after consummation of such transaction, the holders of the Share Capital of such holding company are the same as the holders of the Share Capital of the Company immediately before such transaction and the percentage holdings of such holders is unaffected by the creation of such holding company;

          (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

          (5) the Company consolidates, amalgamates, combines or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock, other than Disqualified Shares, of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person, immediately after giving effect to such issuance.

     "Change of Domicile" means a transaction or series of related transactions, including, without limitation (1) a merger, amalgamation, combination or consolidation of the Company with or into another Person, (2) the acquisition of all the Share Capital of the Company or (3) the sale, transfer, conveyance or other disposition of all or substantially all the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person, the sole purpose of which is to reincorporate the Company in a jurisdiction other than England and Wales or organize a successor entity to the Company in a jurisdiction other than England and Wales.

     "Clearstream" means Clearstream Banking, S.A.

     "Company" means Danka Business Systems PLC and any and all successors thereto.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

          (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations as included in interest expense per GAAP, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings and receivables financings, and net payments, if any, pursuant to Hedging Obligations, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (4) depreciation, amortization, including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period, and other non-cash items, excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period, of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash items were deducted in computing such Consolidated Net Income; plus

          (5) the Net Income of any Guarantor excluded from Consolidated Net Income pursuant to clause (2) of the definition thereof; minus

          (6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; minus

          (7) the payment of dividends on the Company's existing 6.5% convertible participating shares in the form of additional convertible participating shares, to the extent that such convertible participating shares have been reclassified as indebtedness and such dividends are included in the consolidated interest expense of the Company, in each case, on a consolidated basis and determined in accordance with
GAAP.

     Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash items of, a Restricted Subsidiary of the Company that is not a Guarantor will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary that is not a Guarantor without prior governmental approval, that has not been obtained, and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Current Assets" means, at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of any Person and its Subsidiaries at such date.

     "Consolidated Current Liabilities" means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of any Person and its Subsidiaries at such date, but excluding the current portion of any Indebtedness of any Person and its Subsidiaries.

     "Consolidated Net Income" means with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income or loss of any Person, other than the Company, that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash, or to the extent converted into cash, to the specified Person or a Restricted Subsidiary of the Person;

          (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval, that has not been obtained, or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or, similar distributions have been legally waived;

          (3) the cumulative effect of a change in accounting principles will be excluded;

          (4) any one-time non-cash charges resulting from the write-off of unamortized debt issuance costs on the Existing Credit Facility will be excluded;

          (5) any non-cash currency gain or loss, together with any related provision for taxes on such gain or loss, related to the sale, disposition or liquidation of a Subsidiary of the Company will be excluded; and

          (6) the Net Income or loss of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

     "Consolidated Working Capital" means, at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

          (1) was a member of such Board of Directors on the date of this Indenture; or

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

     "Credit Agreement" means that certain Loan and Security Agreement, dated as of July 1, 2003, by and among the Company and/or one or more of its Subsidiaries and Fleet Capital Corporation, as Administrative Agent, and various financial institutions, as Lenders, providing for up to $50.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced, extended or refinanced from time to time.

     "Credit Facilities" means, one or more debt facilities, including, without limitation, the Credit Agreement or commercial paper facilities, in each case with banks, investment funds or other institutional lenders providing for revolving credit loans, term loans, receivables financings including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables, or letters of credit or other borrowings, in each case, as amended, restated, modified, renewed, refunded, replaced, extended or refinanced in whole or in part from time to time.

     "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     "Disqualified Shares" means any Share Capital that, by its terms, or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the security, or upon the happening of any event, matures or is mandatory redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Share Capital that would constitute Disqualified Shares solely because the holders of the Share Capital have the right to require the Company to repurchase such Share Capital upon the occurrence of a change of control or an asset sale will not constitute Disqualified Shares if the terms of such Share Capital provide that the Company may not repurchase or redeem any such Share Capital pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

     "Excess Cash Flow Amount" means, for any fiscal year, 50% of Excess Cash Flow for such fiscal year.

     "Excess Cash Flow" means for any fiscal year of the Company, the excess, if any, of:

          (1) the sum, without duplication, of (a) Consolidated Net Income for such fiscal year, (b) the amount of all Non-Cash Charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (c) decreases in Consolidated Working Capital for such fiscal year, other than as reflected in clause (2)(b) below and (d) the aggregate net amount of non-cash losses on the sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition of assets by the Company and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, over

          (2) the sum, without duplication, of (a) the amount of all non-cash items included in arriving at such Consolidated Net Income, (b) the aggregate amount actually paid in cash by the Company and its Subsidiaries or reflected as a payable on the Company's balance sheet during such fiscal year on account of capital expenditures or acquisitions of, or capitalized repairs to, fixed or capital assets that are used or useful in a Permitted Business (excluding the principal amount of Indebtedness incurred to finance such expenditures (but including repayments of any such Indebtedness incurred during such period or any prior period and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount)), (c) the aggregate amount of all prepayments of revolving and swingline loans under a Credit Facility during such fiscal year to the extent accompanying permanent optional reductions of the revolving commitments are made thereunder and all prepayments of term loans under a Credit Facility during such fiscal year, (d) the aggregate amount of all principal payments of any Indebtedness of the Company and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder and other than in respect of any Indebtedness that is subordinate in right of payment to the notes), (e) increases in Consolidated Working Capital for such fiscal year, other than as reflected in clause (2)(b) above and (f) the aggregate net amount of non-cash gain on the sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition of assets by the Company and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income.

     "Equity Offering" means (1) an offering or sale of Share Capital, other than Disqualified Shares, of the Company, or (2) the contribution of cash to the Company as an equity capital contribution, other than Disqualified Shares.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

     "European Union" means the European Union, including the countries of Austria, Belgium, Denmark, France, Finland, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom, but not including any country which becomes a member of the European Union after the date of this Indenture.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to
Section 2.06(f) hereof.

     "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

     "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

     "Existing Credit Facility" means the credit facility governed by the Second Amended and Restated Credit Agreement by and among the Company, DankaLux SARL & Co. SCA and Danka Holding Company, as borrowers, and Bank of America, N.A., as agent, and the lenders party thereto as of June 14, 2002, as the same was amended through the date of this Indenture.

     "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries, other than Indebtedness under the Credit Agreement, in existence on the date of this Indenture.

     "Fair Market Value" means the price that could be negotiated in an arm's-length free market transaction for cash between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction; provided that in the event such Fair Market Value is in excess of $15.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof, the Company has received a written opinion as to the fairness to the Company of such transaction from a financial point of view from an independent accounting, appraisal, financial advisory or investment banking firm of national standing.

     "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations as included in interest expense per GAAP, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; plus

          (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

          (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preference shares of such Person or any of its Restricted Subsidiaries, other than dividends on Share Capital payable solely in Share Capital of the Company, other than Disqualified Shares, or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; minus

          (5) the payment of dividends on the Company's existing 6.5% convertible participating shares in the form of additional convertible participating shares, to the extent that such convertible participating shares have been reclassified as indebtedness and such dividends are included in the consolidated interest expense of the Company.

     "Fixed Charge Coverage Ratio" means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness, other than ordinary working capital borrowings, or issues, repurchases or redeems preference shares subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made, the "Calculation Date," then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preference shares, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through consolidations, amalgamations, combinations or mergers and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, without giving effect to clause
     (3) of the proviso set forth in the definition of Consolidated Net Income;

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01 and 2.06 hereof.

     "Global Note Legend" means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Notes issued under this Indenture.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

     "Guarantee" means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantors" means each of:

          (1) Danka Holding Company, American Business Credit Corporation, Danka Management II Company, Inc., Herman Enterprises, Inc. of South Florida, D.I. Investment Management, Inc., Quality Business, Inc., Danka Management Company, Inc., Corporate Consulting Group, Inc., Danka Imaging Distribution, Inc., Danka Office Imaging Company, Danka Australasia Pty. Limited, Danka Australia Pty. Limited, Danka Tower Pty. Ltd., Danka Distributors Pty. Ltd., Danka Datakey Pty. Ltd., Datakey Alcatel Pty. Ltd., Danka Systems Pty. Limited, Danka Business Finance Ltd., Danka Canada Inc., Kalmara Inc., Danka S.a R.L, Danka UK plc and Danka Services International Ltd.; and

          (2) any other Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture;

and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any specified Person, the net payment Obligations of such Person under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

          (2) other agreements or arrangements in the ordinary course of business designed to protect such Person against fluctuations in currency exchange rates or interest rates.

     "Holder" means a Person in whose name a Note is registered.

     "IAI Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

          (1)  in respect of borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect thereof;

          (3)  in respect of banker's acceptances;

          (4)  representing Capital Lease Obligations;

          (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (6)  representing any Hedging Obligations,

if and to the extent any of the preceding items, other than letters of credit and Hedging Obligations, would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person, whether or not such Indebtedness is assumed by the specified Person, provided that, where such Indebtedness is not assumed, the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset as of the date of determination and (b) the amount of such Indebtedness, and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date will be:

          (1) the accreted value of the Indebtedness, in the case of any Indebtedness that does not require the current payment of interest; and

          (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

     "Initial Notes" means the first $175,000,000.00 in aggregate principal amount of Notes issued under this Indenture on the date hereof.

     "Initial Purchaser" means Bear, Stearns & Co. Inc.

     "Insolvency Law" means (a) the U.K. Insolvency Act 1986, as amended from time to time, including by the Insolvency Act, 2000, (b) Title 11, U.S. Bankruptcy Code of 1978, as amended, or (c) any other law of the United Kingdom, the United States or, in each case, any political subdivision thereof, or any other jurisdiction relating to bankruptcy, insolvency, reorganisation, administration, moratorium, receivership, winding up, liquidation, reorganisation or relief of debtors, in each case, including any substitute or replacement as may become law from time to time.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

     "Investments" means with respect to any Person, all investments by such Person in other Persons, including Affiliates, in the forms of loans, including Guarantees of Indebtedness or other Obligations, advances or capital contributions, excluding commission, travel and similar advances to officers and employees made in the ordinary course of business, purchases or other acquisitions for consideration of Indebtedness, Share Capital or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Share Capital of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Share Capital of the Company's Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(d) hereof. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that, after such acquisition, becomes a Restricted Subsidiary of the Company and that holds an Investment in a third Person, will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined in Section 4.07(d) hereof.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

     "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, fixed and/or floating, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in, except in connection with any Qualified Receivables Transaction or any factoring or receivables financing by a Non-Guarantor Subsidiary, and any filing of or agreement to give any financing statement under the Uniform Commercial Code, or equivalent statutes, of any jurisdiction.

     "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 5 of the Registration Rights Agreement.

     "Net Income" means, with respect to any specified Person, the net income or loss of such Person, determined in accordance with GAAP and before any reduction in respect of preference share dividends, excluding, however:

          (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with:

               (a)  any Asset Sale; or

               (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

     "Non-Cash Charges" shall have the meaning set forth in clause (4) under the definition of "Consolidated Cash Flow."

     "Net Proceeds" means the aggregate cash proceeds or Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset

Sale, net of all costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (a) is secured by a Lien on the assets or Share Capital sold or (b) is required to be paid as a result of such Asset Sale and any reserve for adjustment in respect of such Asset Sale established in accordance with GAAP.

     "Non-Guarantor Subsidiary" means any Subsidiary of the Company for so long as:

          (1)  such Subsidiary is an Unrestricted Subsidiary of the Company; or

          (2) such Subsidiary (a) was not formed under the laws of the United Kingdom, the United States, Canada, Australia or Luxembourg or any of their respective states or provinces, including, without limitation, England or Wales, any state of the United States or the District of Columbia, (b) was formed under the laws of the United States, any state of the United States or the District of Columbia, but it, individually and in the aggregate with all other Non-Guarantor Subsidiaries, other than Unrestricted Subsidiaries of the Company, formed under the laws of the United States, any state of the United States or the District of Columbia, has Total Assets, not including intercompany receivables owing from, or investments in, the Company or any of its Subsidiaries, of less than $2.5 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof,
     (c) was formed under the laws of the United Kingdom or any of its provinces, including, without limitation, England or Wales, but it, individually and in the aggregate with all other Non-Guarantor Subsidiaries, other than Unrestricted Subsidiaries of the Company, formed under the laws of the United Kingdom or any of its provinces, has Total Assets, not including intercompany receivables owing from, or investments in, the Company or any of its Subsidiaries, of less than $2.5 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof or (d) was formed under the laws of Luxembourg or any of its provinces, but it, individually and in the aggregate with all other such Non-Guarantor Subsidiaries, other than Unrestricted Subsidiaries of the Company, formed under the laws of Luxembourg or any of its provinces, has Total Assets, not including intercompany receivables owing from, or investments in, the Company or any of its Subsidiaries, of less than $2.5 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof.

     "Non-U.S. Person" means a Person who is not a U.S. Person.

     "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind, including any undertaking, agreement or instrument that would constitute Indebtedness,
     (b) is directly or indirectly liable as a guarantor or otherwise or (c) constitutes the lender;

          (2) no default with respect to which, including any rights that the Holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary, would permit upon notice, lapse of time or both any Holder of any other Indebtedness, other than the Notes, of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 12.05 hereof.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

     "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

     "Permitted Business" means any business conducted by the Company and its Restricted Subsidiaries on the date of this Indenture and any business reasonably related, ancillary or complimentary to, or reasonable extensions of, the business of the Company or any of its Restricted Subsidiaries on the date of this Indenture.

     "Permitted Disqualified Shares" means any Disqualified Shares of the Company issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace or refund other Disqualified Shares of the Company; provided that:

          (1) the face amount or liquidation preference, if applicable, of such Permitted Disqualified Shares does not exceed the face amount or liquidation preference, if applicable, of the Disqualified Shares being extended, refinanced, renewed, replaced or refunded, plus all accrued dividends and premiums, if any, on the Disqualified Shares and the amount of all fees, expenses, penalties and premiums, if any, incurred in connection therewith; and

          (2) such Permitted Disqualified Shares have a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Disqualified Shares being extended, refinanced, renewed, replaced or refunded.

     "Permitted Investments" means

          (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

          (2)  any Investment in Cash Equivalents;

          (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

               (a)  such Person becomes a Restricted Subsidiary of the Company;
     or

               (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 of this Indenture;

          (5) any Investment made in exchange for the issuance of Share Capital, other than Disqualified Shares, of the Company;

          (6) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Share Capital of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by the Company or a Subsidiary of the Company in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction, provided that such other Investment is in the form of a note or other instrument that the Receivables Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transaction;

          (7) the acquisition by a Non-Guarantor Subsidiary in connection with a factoring or other receivables financing transaction of a trust or other Person established by such Non-Guarantor Subsidiary to effect such transaction; and any other Investment by a Non-Guarantor Subsidiary in any other Person in connection with such transaction; provided that such other Investment is in the form of a note or other instrument that the Non-Guarantor Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of such transaction;

          (8) any Investment existing on the date of this Indenture and any amendment, modification, restatement, supplement, extension, renewal, refunding, replacement or refinancing, in whole or in part, thereof;

          (9) any Investments received in satisfaction of judgments, settlements of debt or compromises of obligations incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

          (10) Hedging Obligations;

          (11) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (12) Investments in prepaid expenses and lease, utility and workers' compensation performance and other similar deposits;

          (13) commission, payroll, travel and similar advances to employees in the ordinary course of business;

          (14) Investments consisting of intercompany Indebtedness not prohibited under this Indenture;

          (15) Investments consisting of Guarantees of Indebtedness not otherwise prohibited by this Indenture;

          (16) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

          (17) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business; and

          (18) other Investments in any Person having an aggregate Fair Market Value, measured on the date each such Investment was made and without giving effect to subsequent changes in value, when taken together with all other Investments made pursuant to this clause (18) that are at the time outstanding not to exceed the greater of (x) $20.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof, and (y) 2% of the Company's Total Assets.

     "Permitted Liens" means

          (1) Liens on assets, including, without limitation, the Share Capital of a Subsidiary, of the Company or any of its Restricted Subsidiaries to secure Indebtedness and other Obligations under Credit Facilities permitted to be incurred pursuant to clauses (1) and (16) of Section 4.09(b) hereof or otherwise;

          (2) Liens in favor of the Company or any Restricted Subsidiary of the Company;

          (3) Liens on assets of a Person existing at the time such Person is acquired by, or merged with or into or consolidated, combined or amalgamated with the Company or any Subsidiary of the Company; provided that such Liens were not put in place in contemplation of such acquisition, merger, consolidation, combination or amalgamation and do not extend to any assets other than those of the Person acquired by, or merged with or into or consolidated, combined or amalgamated with the Company or any Subsidiary of the Company;

          (4) Liens on assets existing at the time of acquisition of the assets by the Company or any Subsidiary of the Company, provided that such Liens were not put in place in contemplation of such acquisition;

          (5) Liens incurred or deposits made to secure the performance of statutory or regulatory obligations, bankers' acceptances, surety or appeal bonds, performance bonds, deposits to secure the performance of tenders, bids, trade contracts, government contracts, import duties, payment of rent, performance, letters of credit and return-of-money bonds, leases or licenses or other obligations of a like nature incurred in the ordinary course of business, including, without limitation, landlord Liens on leased properties;

          (6)  Liens with respect to Permitted Debt incurred pursuant to clauses
     (4), (7), (9), (11), (13), (14) or (16) of Section 4.09(b) hereof:

          (7)  Liens existing on the date of this Indenture;

          (8) Liens for taxes, assessments or governmental charges or claims that (i) are not yet delinquent, (ii) that are not yet subject to penalties or interest for non-payment or (iii) that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that in the case of clause (iii), any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

          (9) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding;

          (10) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

          (11) Liens to secure any Permitted Refinancing Indebtedness incurred to refinance any Indebtedness secured by any Lien referred to in the foregoing clauses (1), (3), (4), (6) or (7), as the case may be, at the time the original Lien became a Permitted Lien;

          (12) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's, suppliers' or other like Liens arising in the ordinary course of business and deposits made to obtain the release of such liens and with respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor;

          (13) easements, rights-of-way, zoning ordinances and similar charges, restrictions, exceptions or other irregularities, reservations of, or rights of others for: licenses, sewers, electric lines, telegraph and telephone lines, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in any case materially detract from the value of the property subject thereto or do not materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries taken as a whole;

          (14) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar Liens arising in the ordinary course of business;

          (15) leases or subleases granted to third Persons not materially interfering with the ordinary course of business of the Company and its Restricted Subsidiaries taken as a whole;

          (16) Liens, other than any Lien imposed by ERISA or any rule or regulation promulgated thereunder, incurred or pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

          (17) deposits made in the ordinary course of business to secure liability to insurance carriers;

          (18) any attachment or judgment Lien not constituting an Event of Default under clause (6) of Section 6.01 hereof and Liens arising from the rendering of a judgment that is not a final judgment or order against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is then proceeding with an appeal or other proceeding for review or in connection with surety or appeal bonds in connection with such attachment or judgment;

          (19) any interest or title of a lessor or sublessor under any operating lease or capital lease;

          (20) Liens on assets of the Company or a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction;

          (21) Liens under licensing agreements for use of intellectual property entered into in the ordinary course of business;

          (22) Liens incurred or deposits made in connection with the purchase of inventory; provided that any such purchase of inventory is incidental to the conduct of the business of the Company or a Restricted Subsidiary of the Company in accordance with its then current business practices, such Liens are in the nature of a vendor's lien or a reservation of title and the obligations secured by such Liens are trade payables incurred in the ordinary course of business of the Company or such Restricted Subsidiary of the Company;

          (23) Liens incurred or deposits made in connection with account netting and other similar treasury management functions;

          (24) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business; and

          (25) rights of set-off of banks and other Persons.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries, other than intercompany Indebtedness; provided that:

          (1) the principal amount, or accreted value, if applicable, of such Permitted Refinancing Indebtedness does not exceed the principal amount, or accreted value, if applicable, of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded, plus all accrued interest and premiums on the Indebtedness and the amount of all fees, expenses, penalties and premiums incurred in connection therewith;

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the

     Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company ,government or other entity.

     "Principals" means Cypress Associates II LLC and its Affiliates.

     "Private Placement Legend" means the legend set forth in Section 2.06(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Qualified Receivables Transaction" means any transaction or series of transactions entered into by the Company or any of its Subsidiaries pursuant to which the Company or any Restricted Subsidiary of the Company sells, conveys or otherwise transfers to (1) a Receivables Subsidiary, in the case of a transfer by the Company or any of its Subsidiaries, and (2) any other Person, in the case of a transfer by a Receivables Subsidiary, or grants a security interest in, any accounts receivable, whether now existing or arising in the future, of the Company or any Restricted Subsidiary of the Company, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

     "Receivables Subsidiary" means a Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company, as provided below, as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations, contingent or otherwise, of which (i) is guaranteed by the Company or any Restricted Subsidiary of the Company, excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (ii) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, other than accounts receivable and related assets as provided in the definition of "Qualified Receivables Transaction," directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "Recovery Event" means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Person.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of July 1, 2003, among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Note" means a Global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

     "Reinvestment Deferred Amount" means with respect to any Reinvestment Event, the aggregate net cash proceeds received by a Person in connection therewith that are not applied to prepay term loans under a Credit Facility or any secured Indebtedness or reduce the revolving commitments thereunder as a result of the delivery of a Reinvestment Notice.

     "Reinvestment Event" means any sale, lease, conveyance or other disposition of any assets or rights or Recovery Event in respect of which the Company has delivered a Reinvestment Notice.

     "Reinvestment Notice" means a written notice executed by an officer stating that no Event of Default has occurred and is continuing and that the Company (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the net cash proceeds of (a) a sale, lease, conveyance or other disposition of any assets or rights or (b) a Recovery Event to make a capital expenditure or acquire, or make capitalized repairs to, fixed or capital assets that are used or useful in a Permitted Business.

     "Related Party" means

          (1) any controlling stockholder, partner, member, 80% or more owned Subsidiary, or any spouse, descendant, including by adoption or and stepchildren, or beneficiary of any Principal; or

          (2) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause
     (1).

     "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

     "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Rule 903" means Rule 903 promulgated under the Securities Act.

     "Rule 904" means Rule 904 promulgated the Securities Act.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Debt" means:

          (1) all Indebtedness of any specified Person or any of its Restricted Subsidiaries outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

          (2) any other Indebtedness of any specified Person or any of its Restricted Subsidiaries permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the notes or any Subsidiary Guarantee; and

          (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

     "Senior Debt to Cash Flow Ratio" means, as of any date of determination, the ratio of (a) the Senior Debt of the Company and its Restricted Subsidiaries as of such date to (b) the Consolidated Cash Flow of the Company and its Restricted Subsidiaries for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred, determined on a pro forma basis, including a pro forma application of the net proceeds therefrom, as if such Indebtedness had been incurred at the beginning of such four quarter period.

          In addition, for purposes of calculating the Senior Debt to Cash Flow
     Ratio:

          (1) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through consolidations, amalgamations, combinations or mergers and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for the calculation for the Senior Debt to Cash Flow Ratio is made will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income; and

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the date on which the event for which the calculation of the Senior Debt to Cash Flow Ratio is made, shall be excluded.

     "Share Capital" means

          (1) in the case of a corporation, any and all shares, rights to purchase, warrants, options, participations or other equivalents, however designated and whether or not voting, of, or interests in, Share Capital or capital stock, including preference shares;

          (2) in the case of an association or business entity, any and all shares, rights to purchase, warrants, options, participations or other equivalents, however designated, of, or interests in, Share Capital or capital stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests or rights to purchase, warrants, options, participations or other equivalents of partnership or membership interests, whether general or limited; and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

provided in no event shall "Share Capital" include any debt security convertible or exchangeable into share capital, capital stock, partnership interests, membership interests or any other equity interest until conversion or exchange, as applicable.

     "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Share Capital entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees of the corporation, association, or other business entity is at the time owned or controlled, directly or indirectly, by that Person, or one or more of the other Subsidiaries of that Person, or a combination thereof; and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are that Person, or one or more Subsidiaries of that Person, or any combination thereof.

     "Subsidiary Guarantee" means the Guarantee by each Guarantor of the Company's payment obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

     "Tax" means any tax, duty, levy, impost, assessment or other governmental charge, including penalties and interest related thereto.

     "Taxes" and "Taxation" shall be construed to have corresponding meanings to "Tax."

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "Total Assets" means the total assets of a Person and its Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recently available consolidated balance sheet of such Person.

     "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Unrestricted Global Note" means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

     "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

     "U.S. Person" means a U.S. Person as defined in Rule 902(k) under the Securities Act.

     "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such
Subsidiary:

          (1)  has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted

     Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Share Capital or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 of this Indenture the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Share Capital of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Shares at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness or Disqualified Shares, by (b) the number of years, calculated to the nearest one-twelfth, that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount of such Indebtedness or Disqualified Shares.

Section 1.02  Other Definitions.

                                                        Defined in
     Term                                                Section
     ----------------------------------------------     ----------
     "Additional Amounts" .........................        2.13
     "Affiliate Transaction".......................        4.11
     "Asset Sale Offer"............................        3.09
     "Authentication Order"........................        2.02
     "Change of Control Offer".....................        4.15

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                                                        Defined in
     Term                                                Section
     ----------------------------------------------     ----------
     "Change of Control Payment"...................        4.15
     "Change of Control Payment Date"..............        4.15
     "Covenant Defeasance".........................        8.03
     "DTC".........................................        2.03
     "Event of Default"............................        6.01
     "Excess Proceeds".............................        4.10
     "Excess Cash Flow Offer" .....................        4.21
     "incur".......................................        4.09
     "Judgment Currency" ..........................       12.09
     "Legal Defeasance"............................        8.02
     "Offer Amount"................................        3.09
     "Offer Period"................................        3.09
     "Offering Memorandum" ........................        9.01
     "Payer" ......................................        2.13
     "Paying Agent"................................        2.03
     "Payment Default" ............................        6.01
     "Permitted Debt"..............................        4.09
     "Purchase Date"...............................        3.09
     "Registrar"...................................        2.03
     "Required Currency" ..........................       12.09
     "Restricted Payments".........................        4.07
     "Tax Redemption Date" ........................        3.10
     "Taxing Jurisdiction" ........................        2.13

Section 1.03  Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security Holder" means a Holder of a Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the Notes and the Subsidiary Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04  Rules of Construction.

     Unless the context otherwise requires:

          (1)  term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5)  "will" shall be interpreted to express a command;

          (6)  provisions apply to successive events and transactions; and

          (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                   THE NOTES

Section 2.01  Form and Dating.

     (a) General. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee (if the Custodian and the Trustee are not the same Person), in accordance with instructions given by the Holder thereof as required by Section
2.06 hereof.

     (c) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearsteam.

Section 2.02  Execution and Authentication.

     At least one Officer must sign the Notes for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

     A Note will not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee will be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee will, upon receipt of a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03  Registrar and Paying Agent.

     The Company will maintain a registrar with an office or agency in the Borough of Manhattan, City of New York where Notes may be presented for registration of transfer or for exchange ("Registrar") and one or more paying agents for the Notes in each of (1) London, (2) the Borough of Manhattan, City of New York and (3) for so long as the Notes are listed on the Luxembourg Stock Exchange and its rules so require, Luxembourg, where Notes may be presented for payment ("Paying Agent"). If the conclusions of the ECOFIN Council meetings of November 26-27, 2000 and/or January 21, 2003 are implemented, the Company will use its commercially reasonable efforts to maintain a Paying Agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to European Union Directive on the taxation of savings implementing such conclusions or any law implementing or complying with, or introduced to conform to, such directive. The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Registrar" includes any co-Registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or Transfer Agent without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. For so long as the Notes are listed on the Luxembourg Stock Exchange and its rules so require, the Company will publish a notice of any change of Paying Agent, Registrar or Transfer Agent in a newspaper having a general circulation in Luxembourg, which is expected to be the Luxemburger Wort. Any notices regarding the Notes to be published in Luxembourg will be published in this same manner. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     The initial Paying Agents will be HSBC Bank plc in London, located at Mariner House, Pepys Street, London EC3N 4DA, the Trustee in New York, located at 452 Fifth Avenue, New York, New York

10018 and Dexia Banque Internationale a Luxembourg societe anonyme in Luxembourg located at 69, Route d' Esch L--2953 Luxembourg. The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

     The Company initially appoints the Trustee to act as the Registrar and to act as Custodian with respect to the Global Notes. The initial Transfer Agent will be the Trustee in New York and Dexia Banque Internationale a Luxembourg societe anonyme in Luxembourg. The Registrar and the Transfer Agent in New York and the Transfer Agent in Luxembourg will maintain a register reflecting ownership of certificated Notes outstanding from time to time and will make payments on and facilitate transfer of certificated Notes on the behalf of the Company.

Section 2.04  Paying Agent to Hold Money in Trust.

     The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or Additional Amounts, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05  Holder Lists.

     The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06  Transfer and Exchange.

     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

          (1) DTC (a) notifies the Company that it is unwilling or unable to continue to as Depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor Depositary;

          (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes; or

          (3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

     Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

          (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

               (A)  both:

                    (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                    (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

               (B)  both:

                    (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                    (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof (subject to limitations contained in such Section 2.06(h)).

          (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

               (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
          (3) thereof, if applicable.

          (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D)  the Registrar receives the following:

                    (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                    (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

     (c)  Transfer or Exchange of Beneficial Interests for Definitive Notes.

          (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

               (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

               (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D)  the Registrar receives the following:

                    (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                    (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

     (d)  Transfer and Exchange of Definitive Notes for Beneficial Interests.

          (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

               (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

               (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
          (3)(b) thereof; or

               (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause
          (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

          (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D)  the Registrar receives the following:

                    (i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from

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

               such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                    (ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or
     (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

          (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive
     Note if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

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

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D)  the Registrar receives the following:

                    (i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                    (ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

     (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

          (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered into the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company; and

          (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer.

     Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

     (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (1)  Private Placement Legend.

               (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form

"THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (A) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO DANKA BUSINESS

SYSTEMS PLC THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF DANKA BUSINESS SYSTEMS PLC SO REQUESTS), (2) TO DANKA BUSINESS SYSTEMS PLC OR ONE OF ITS SUBSIDIARIES OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

               (B)  Notwithstanding the foregoing, any Global Note or Definitive
          Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2),
          (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

          (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee (or by the Depositary, at the direction of the Trustee, if the Depositary and the Trustee are not the same Person) to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (i)  General Provisions Relating to Transfers and Exchanges.

          (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section
     2.02 or at the Registrar's request.

          (2) No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15, 4.21 and 9.05 hereof).

          (3) The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (5)  The Company will not be required:

               (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section
          3.02 hereof and ending at the close of business on the day of selection;

               (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part;

               (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date; or

               (D) to register the transfer of or to exchange a Note tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer.

          (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

          (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07  Replacement Notes.

     If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08  Outstanding Notes.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09  Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

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Section 2.10  Temporary Notes.

     Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

     Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11  Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12  Defaulted Interest.

     If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13  Additional Amounts and Other Taxes.

     All payments made by the Company, or a successor thereof, under or with respect to a Note, whether or not in the form of a certificated Note, or by a Guarantor, or a successor thereof, each a "Payer," under or with respect to its Subsidiary Guarantee will be made free of and without withholding or deduction for, or on account of, any present or future Taxes imposed or levied by or on behalf of (i) any jurisdiction in which such Payer is then incorporated or otherwise organized, engaged in business or resident for tax purposes or any political subdivision thereof or therein or (ii) any jurisdiction by or through which payment is made or any political subdivision thereof or therein, each, a "Taxing Jurisdiction," unless the withholding or deduction of such Taxes is then required by law or the interpretation or administration thereof. If the Payer is so required to withhold or deduct any amount, the Payer will pay such additional amounts, the "Additional Amounts," as may be necessary in order that the net amounts received in respect of such payments by each holder, including Additional Amounts, after such withholding, deduction or imposition will equal the respective amounts which would have been received in respect of such payments in the absence of such withholding, deduction or imposition; provided, however, that no Additional Amounts will be payable with respect to:

     (1) any payments which would not have been imposed but for the Holder or the Beneficial Owner of, or Person ultimately entitled to obtain an interest in, such note being a citizen or resident or national of, or being incorporated in or carrying on a business in or maintaining a permanent establishment in, the relevant Taxing Jurisdiction other than the mere receipt of such payment on, or the ownership or holding of, or the execution, delivery, registration or enforcement of, such Note;

     (2) any Taxes that are imposed, deducted or withheld as a result of the failure of the Holder of a Note or Beneficial Owner of a Note to comply with any written request, made to that Holder or Beneficial Owner at least 60 days before any such imposition, deduction or withholding would be payable by a Payer to (a) make a declaration of non-residence, or any other claim or filing for exemption, to which it is entitled or (b) comply with any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of such Holder or Beneficial Owner of such Note or any payment on such Note;

     (3) any Taxes that would not have been so imposed, deducted or withheld if the registered Holder had presented the Note for payment within 30 days after the date on which such payment became due and payable or the date on which the full amount of the monies had been made available to the Paying Agent, whichever is later;

     (4) any estate, inheritance, gift, sales, excise, transfer, personal property or similar Tax;

     (5) any Taxes withheld, deducted or imposed on a payment to an individual and which are required to be made pursuant to any European Union Directive on the taxation of savings income implementing the proposal for a Directive published by the European Union on July 19, 2001 or otherwise implementing the conclusions of the ECOFIN Council meetings of November 26 and 27, 2000, December 13, 2001, January 21, 2003 and/or June 3, 2003 or any law implementing or complying with or introduced in order to conform to, such Directive;

     (6) any Note presented for payment by or on behalf of a Holder of Note who would have been able to avoid such withholding or deduction by presenting the relevant note to another Paying Agent in a member state of the European Union;

     (7) any Taxes payable otherwise than by deduction or withholding from payments under or with respect to such Note or such Subsidiary Guarantee; or

     (8)  any combination of items (1) through (7) above.

     Such Additional Amounts will also not be payable where, had the Beneficial Owner of the Note been the Holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of clauses (1) through (8) inclusive above.

     The Company or any Guarantor will pay any stamp, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise from the initial execution, delivery or registration of the Notes or any Subsidiary Guarantee, the initial resale of the Notes by the Initial Purchaser and the enforcement of the Notes or any Subsidiary Guarantee following the occurrence of an Event of Default with respect to the Notes.

     If the Company or any Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or any Subsidiary Guarantee, the Company or the relevant Guarantor, as the case may be, will deliver to the Trustee on a date which is at least 30 days prior to the date of that payment, unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Company or the relevant Guarantor shall notify the Trustee promptly thereafter, an Officers' Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officers' Certificate must also set forth any other information reasonably necessary to enable the Paying Agents to pay Additional Amounts to Holders on the relevant payment date. The Company or the relevant Guarantor will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.

     The Company or the relevant Guarantor will make the required withholdings and deductions and will remit the amount deducted or withheld to the relevant Taxing Jurisdiction in accordance with applicable law. The Company or the relevant Guarantor will use its reasonable efforts to obtain certified copies of Tax receipts from each Taxing Jurisdiction evidencing the payment of any Taxes so deducted or withheld. The Company or the relevant Guarantor will furnish to the Holders, within 60 days after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Company or a Guarantor, as the case may be, or if, notwithstanding such entity's efforts to obtain receipts, receipts are not obtained, other evidence of payments by such entity.

     In the event that either the Company or the relevant Guarantor has become, or would be, obliged to pay on the next date on which any amount would be payable under or with respect to the Notes, any Additional Amounts as a result of certain changes affecting the laws relating to withholding or deduction of Taxes, the Company may redeem all, but not less than all, the Notes in accordance with Section 3.10 hereof.

     Whenever in this Indenture there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01  Notices to Trustee.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth:

          (1) the clause of this Indenture pursuant to which the redemption shall occur;

          (2)  the redemption date;

          (3)  the principal amount of Notes to be redeemed; and

          (4)  the redemption price.

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Section 3.02  Selection of Notes to Be Redeemed or Purchased.

     If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase as follows:

          (1) if the Notes are listed on any securities exchange, in compliance with the requirements of the principal securities exchange on which the Notes are listed; or

          (2) if the Notes are not listed on any securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

     The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03  Notice of Redemption.

     Subject to the provisions of Sections 3.09, 4.15 and 4.21 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 of this Indenture.

     The notice will identify the Notes to be redeemed and will state:

          (1)  the redemption date;

          (2)  the redemption price;

          (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

          (4)  the name and address of the Paying Agent;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

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

          (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Company's request, the Trustee will give the notice of redemption in the Company's name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days and not more than 90 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

     For Notes which are represented by global certificates held on behalf of DTC, Euroclear or Clearstream, notice of redemption may be given by delivery of the relevant notices to DTC, Euroclear or Clearstream for communication to entitled account holders in substitution for the aforesaid publication. So long as any Notes are listed on the Luxembourg Stock Exchange and its rules so require, any such notice to the Holders of the relevant Notes shall also be published in a newspaper having a general circulation in Luxembourg, which is expected to be the Luxemburger Wort, and, in connection with any redemption, the Company will notify the Luxembourg Stock Exchange of any change in the principal amount of Notes outstanding.

Section 3.04  Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05  Deposit of Redemption or Purchase Price.

     At least one Business Day prior to the redemption or purchase price date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Liquidated Damages, if any, and Additional Amounts, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Liquidated Damages, if any, and Additional Amounts, if any, on, all Notes to be redeemed or purchased.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof. In addition, immediately prior to any redemption or repayment of Notes, or any repurchase of Notes pursuant to a Change of Control Offer, an Asset Sale Offer or an Excess Cash Flow

Offer, the Company and the Guarantors will pay any accrued but unpaid Liquidated Damages which have accrued to such date of redemption or date of repurchase as the case may be.

Section 3.06  Notes Redeemed or Purchased in Part.

     Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07  Optional Redemption.

     (a) At any time prior to June 15 , 2006, the Company may, on any one or more occasions, redeem, in whole or in part, up to 35% of the aggregate principal amount of Notes, including Additional Notes, if any, issued under this Indenture at a redemption price of 111 % of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Additional Amounts, if any, on the Notes redeemed to the applicable redemption date, with the net cash proceeds of one or more Equity Offerings; provided that;

          (1) at least 65% of the aggregate principal amount of Notes, including Additional Notes, if any, issued under this Indenture remains outstanding immediately after the occurrence of such redemption, excluding Notes held by the Company and its Subsidiaries; and

          (2) the redemption occurs within 90 days of the date of the closing of such Equity Offerings.

          Except pursuant to the preceding paragraph and as set forth in Section
3.10 hereof, the Notes will not be redeemable at the Company's option prior to June 15 , 2007.

     (b) On or after June 15 , 2007, the Company may, at its option, redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed as percentages of principal amount, set forth below plus accrued and unpaid interest and Additional Amounts, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below

Year                                             Percentage
-------------------------------------------      ----------
2007 ......................................         105.500%
2008 ......................................         102.750%
2009 and thereafter .......................         100.000%

     (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08  Mandatory Redemption.

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09  Offer to Purchase by Application of Excess Proceeds.

     In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it will follow the procedures specified below.

     The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales and assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the Company will apply all Excess Proceeds (the "Offer Amount") to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, and Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

          (1)  that the Asset Sale Offer is being made pursuant to this Section
     3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

          (2)   the Offer Amount, the purchase price and the Purchase Date;

          (3) that any Note not tendered or accepted for payment will continue to accrue interest;

          (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

          (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

          (6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

          (7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders exceeds the Offer Amount, the Trustee will select the Notes and the Company will select the other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

          (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.10  Redemption for Changes in Withholding Taxes.

     The Company may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 30 nor more than 60 days' notice, which notice will be irrevocable and given in accordance with Section
12.02 hereof, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest to the date fixed by the Company for redemption, a "Tax Redemption Date," and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, and in the case of certificated Notes, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts, if any, in respect thereof, if, on the next date on which any amount would be payable in respect of the Notes, the Company or any Subsidiary Guarantor has or would be required to pay Additional Amounts, and the Company and the relevant Subsidiary Guarantor cannot avoid any such payment obligation by taking reasonable measures available, as a result of:

          (1) any change in, or amendment to, the laws or treaties, or any regulations or rulings promulgated thereunder, of the relevant Taxing Jurisdiction affecting taxation which change or amendment has not been publicly announced as formally proposed before, and which becomes effective on or after, the date of this Indenture, or, if the relevant Taxing Jurisdiction has changed since the date of this Indenture, the date on which the then current Taxing Jurisdiction became the applicable Taxing Jurisdiction under this Indenture; or

          (2) any change in, or amendment to, the existing official position or the introduction of an official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings, including a holding, judgment or order by a court of competent jurisdiction or a change in published practice, which change, amendment, application or interpretation has not been publicly announced as formally proposed before, and becomes effective on or after, the date of this Indenture, or, if the relevant Taxing Jurisdiction has changed since the date of this Indenture, the date on which the then current Taxing Jurisdiction became the applicable Taxing Jurisdiction under this Indenture.

     The Company will not give any such notice of redemption earlier than 90 days prior to the earliest date on which the Company would be obligated to make such payment or withholding if a payment in respect of the Notes were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Company will deliver to the Trustee an Opinion of Counsel, the choice of such counsel to be subject to the prior written approval of the Trustee, such approval not to be unreasonably withheld, to the effect that the Company or the relevant Subsidiary Guarantor cannot avoid any obligation to pay Additional Amounts by taking reasonable measures available and there has been such change or amendment which would entitle the Company to redeem the Notes hereunder.

                                   ARTICLE 4.
                                   COVENANTS

Section 4.01  Payment of Notes.

     The Company will pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company will pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

     The Company will pay interest (including post-petition interest in any proceeding under any Insolvency Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Insolvency Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02  Maintenance of Office or Agency.

     The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of

New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03  Reports.

     (a) Whether or not required by the SEC's rules and regulations, so long as any Notes are outstanding, the Company will furnish to the registered Holders of Notes, within the time periods specified in the SEC's rules and regulations:

          (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

          (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

     All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K shall include a report on the Company's consolidated financial statements by the Company's certified independent accountants. In addition, the Company shall file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports, unless the SEC will not accept such a filing, and make such information available to securities analysts and prospective investors upon request.

     If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in the preceding paragraph with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company agrees that it shall not take any action for the purpose of causing the SEC not accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company shall post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

     (b) In addition, the Company and the Guarantors agree that, for so long as any Notes remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the SEC, they shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (c) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries collectively have assets in excess of $1.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof, then the quarterly and annual financial information required by the preceding paragraphs shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations or Operating and Financial Review and Prospects, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

     (d) So long as the Notes are listed on the Luxembourg Stock Exchange, all reports referred to in this section will be available at the offices of the Paying Agent in Luxembourg.

Section 4.04  Compliance Certificate.

     (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers and further stating, as to each such Officer signing such certificate, that to his or her knowledge, (1) the Company has fulfilled each and every covenant and obligation contained in this Indenture, (2) no Default or Event of Default has occurred (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and (3) no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, within five Business Days after any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05  Taxes.

     The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06  Stay, Extension and Usury Laws.

     The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07  Restricted Payments.

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Share Capital, including, without limitation, any payment in connection with any consolidation, amalgamation, combination or merger involving the Company or any of its Restricted Subsidiaries, or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Share Capital in their capacity as such, other than dividends or distributions payable in Share Capital, other than Disqualified Shares, or to the Company or a Restricted Subsidiary of the Company;

          (2) purchase, redeem or otherwise acquire or retire for value, including, without limitation, in connection with any consolidation, amalgamation, combination or merger involving the Company, any Share Capital of the Company or any direct or indirect parent of the Company;

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or a Restricted Subsidiary of the Company that is subordinated by its terms in right of payment to the Notes or the Subsidiary Guarantees, except (1) payments on or with respect to the Company's Zero Coupon Senior Subordinated Notes due 2004 and (2) payments of interest or principal at the Stated Maturity thereof; or

          (4) make any Restricted Investment, all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments,"

     unless, at the time of and after giving effect to such Restricted Payment:

          (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

          (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

          (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture, excluding Restricted Payments permitted by clauses (2), (3), (4) and (6) of Section 4.07(b) hereof, is less than the sum, without duplication, of:

               (A) 50% of the Consolidated Net Income of the Company for the period, taken as one accounting period, from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit, plus

               (B) 100% of the aggregate net cash proceeds and the Fair Market Value of assets other than cash received by the Company since the date of this Indenture as a contribution to its Share Capital or from the issue or sale of Share Capital of the Company, other than Disqualified Shares, or from the issue or sale of convertible or exchangeable Disqualified Shares or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Share Capital, other than

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

          Share Capital, Disqualified Shares or debt securities sold to a Subsidiary of the Company, plus

               (C) to the extent that any Restricted Investment that was made after the date of this Indenture is sold or otherwise liquidated or repaid, or the Person in whom such Restricted Investment was made subsequently becomes a Restricted Subsidiary of the Company, the lesser of (i) the cash plus the Fair Market Value of any assets other than cash received upon the sale, liquidation or repayment of such Restricted Investment, less the cost of disposition, if any, or the cash plus the Fair Market Value of any assets other than cash held by such Person on the date it becomes a Restricted Subsidiary of the Company, as applicable, and (ii) the initial amount of such Restricted Investment, plus

               (D) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of (i) the Fair Market Value of the Company's and its Restricted Subsidiaries' Investment in such Subsidiary as of the date of such redesignation and (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary, plus

               (E) 50% of any dividends received by the Company or a Restricted Subsidiary of the Company that is a Guarantor after the date of this Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

     (b)  The provisions of Section 4.07(a) hereof will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture;

          (2) the making of any Restricted Investment or the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Restricted Subsidiary of the Company or of any Share Capital of the Company or any direct or indirect parent of the Company in exchange for, or out of the net cash proceeds of (a) the substantially concurrent sale, other than to a Restricted Subsidiary of the Company, of Share Capital of the Company or, in the case of any redemption, repurchase, retirement, defeasance or other acquisition of any Share Capital of any direct or indirect parent of the Company, any direct or indirect parent of the Company, in each case, other than Disqualified Shares, or (b) contributions to the Company's Share Capital, other than by a Restricted Subsidiary of the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Investment, redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(B) of Section 4.07(a) hereof;

          (3) the payment, defeasance, redemption, repurchase, retirement or other acquisition for value of (a) subordinated Indebtedness of the Company or any Restricted Subsidiary of the Company with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or Permitted Disqualified Shares or (b) any Disqualified Shares of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale of, Permitted Disqualified Shares or Permitted Refinancing Indebtedness;

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

          (4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Share Capital on a pro rata basis;

          (5) the redemption, repurchase, retirement or other acquisition for value of any Share Capital of the Company or any direct or indirect parent of the Company held by (a) any current or former member of the Company's, any direct or indirect parent of the Company's or any of the Company's Restricted Subsidiaries' management pursuant to any management equity subscription agreement or stock option agreement or (b) any employee, former employee, director or former director of the Company, any direct or indirect parent of the Company or any of the Company's Restricted Subsidiaries; provided, however, that the aggregate price paid for all such redeemed, repurchased, retired or acquired Share Capital in any calendar year may not exceed the lesser of (i) the sum of (x) $2.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof, and (y) the aggregate amount of Restricted Payments permitted, but not made, pursuant to this clause (5) in prior calendar years and (ii) $5.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof;

          (6) repurchases of Share Capital deemed to occur upon the exercise of stock options if such Share Capital represents a portion of the exercise price thereof;

          (7) payments or distributions to dissenting shareholders pursuant to applicable law or pursuant to or in connection with a consolidation, combination, amalgamation, merger or transfer of assets that complies with the provisions of this Indenture applicable to consolidations, combinations, amalgamations, mergers and transfers of all or substantially all assets, as the case may be;

          (8) any purchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness that is subordinated in right of payment to the Notes or the Subsidiary Guarantees pursuant to the provisions of such Indebtedness upon a change of control or an asset sale; provided that, prior to such purchase, redemption, retirement, defeasance or acquisition, the Company shall have made the Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the Notes as required by this Indenture, and the Company shall have repurchased all Notes validly tendered for payment and not withdrawn in connection with such Change of Control Offer or Asset Sale Offer; and

          (9) any other Restricted Payments in an aggregate amount not to exceed $15.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof, since the date of this Indenture;

provided that with respect to clauses (5), (8) and (9) above, no Default or Event of Default shall have occurred and be continuing or would be caused thereby.

     (c)  In determining whether any Restricted Payment is permitted by this
Section 4.07, the Company may allocate all or any portion of such Restricted Payment among the categories described in clauses (1) through (9) of Section 4.07(b) hereof or among such categories and the types of Restricted Payments described in Section 4.07(a) hereof; provided that at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of this Section 4.07.

     (d) The amount of all Restricted Payments, other than cash, shall be the Fair Market Value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair

Market Value of any assets or securities that are required to be valued by this
Section 4.07 shall be determined by the Board of Directors of the Company, whose resolution with respect thereto shall be delivered to the Trustee with respect to any assets or securities that are required to be valued by this Section 4.07 that are determined to have a Fair Market Value greater than $5.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of international standing if the Fair Market Value exceeds $15.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof. Not later than the date of making any Restricted Payment that exceeds $5.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Share Capital to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

     (b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

          (1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

          (2) this Indenture, the Notes, the Exchange Notes, the Subsidiary Guarantees and the Guarantees of the Exchange Notes;

          (3)  applicable law, rule, regulation or order;

          (4) any instrument governing Indebtedness or Share Capital of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition, except to the extent such Indebtedness was incurred, or such Share Capital was issued, in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Acquired Debt, such Indebtedness was permitted by the terms of this Indenture to be incurred;

          (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

          (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of Section 4.08(a) hereof;

          (7) any agreement for the sale or other disposition of all or substantially all of the Share Capital or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

          (8) Permitted Refinancing Indebtedness or Permitted Disqualified Shares, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness or Permitted Disqualified Shares are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness or Disqualified Shares being refinanced;

          (9) Indebtedness of Restricted Subsidiaries permitted to be incurred pursuant to clauses (4), (14) or (16) of Section 4.09(b) hereof;

          (10) Liens securing Indebtedness otherwise permitted to be incurred pursuant to Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

          (11) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

          (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (13) other encumbrances and restrictions in effect on the date of this Indenture;

          (14) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary;

          (15) Indebtedness or other contractual requirements of a Non-Guarantor Subsidiary in connection with factoring or other receivables financing transactions; provided that such restrictions only apply to such Non-Guarantor Subsidiary; and

          (16) any encumbrance or restriction of the type referred to in clauses
     (1) through (3) of Section 4.08(a) hereof imposed by any extension, amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of an agreement, contract, instrument or obligation referred to in clauses (1) through (15) of Section 4.08(b) hereof that is not materially more restrictive, taken as a whole, than the encumbrance or restriction imposed by the applicable predecessor agreement, contract, instrument or obligation.

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Section 4.09  Incurrence of Indebtedness and Issuance of Disqualified and
              Preference Shares.

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to, collectively, "incur", any Indebtedness (including Acquired
Debt), and the Company will not issue any Disqualified Shares and will not permit any of its Restricted Subsidiaries to issue any preference shares; provided, however, that the Company may incur Indebtedness, including Acquired Debt, or issue Disqualified Shares and the Guarantors may incur Indebtedness or issue preference shares, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Shares or preference shares are issued would have been at least 2.0 to 1, determined on a pro forma basis, including a pro forma application of the net proceeds therefrom, as if the additional Indebtedness had been incurred or the Disqualified Shares or preference shares had been issued, as the case may be, at the beginning of such four-quarter period; provided that if such Indebtedness to be incurred constitutes Senior Debt, the Senior Debt to Cash Flow Ratio shall be less than
3.0 to 1, determined on a pro forma basis, including a pro forma application of the net proceeds therefrom, as if such Senior Debt had been incurred at the beginning of such four-quarter period..

     (b) The provisions of Section 4.09(a) will not prohibit the incurrence or issuance of any of the following items, collectively, "Permitted Debt":

          (1) the incurrence by the Company or any Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1), with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder, not to exceed the greater of:

               (a) $75.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof; provided that such amount shall be reduced by the face amount of any accounts receivable sold, conveyed or transferred to any Receivables Subsidiary or in connection with any Qualified Receivables Transaction; provided further that such amount shall further be reduced by the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries since the date of this Indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and to effect a corresponding commitment reduction thereunder pursuant to Section 4.10 hereof; and

               (b) the amount of the Borrowing Base as of the date of such incurrence;

          (2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          (3) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Subsidiary Guarantees to be issued on the date of this Indenture, the Exchange Notes and the related Subsidiary Guarantees to be issued pursuant to the Registration Rights Agreement and any Subsidiary Guarantee issued after the date of this Indenture pursuant to the terms of this Indenture;

          (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price, or cost of construction or improvement, of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (a) 1% of the Company's Total Assets and (b) $10.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof, at any time outstanding;

          (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness, other than intercompany Indebtedness, that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clauses (2),
     (3), (4), (5) or (16) of this Section 4.09(b);

          (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

               (A) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or any Subsidiary Guarantee, in the case of a Guarantor; and

               (B) (i) any subsequent issuance or transfer of Share Capital that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the normal course of business and not for speculative purposes;

          (8) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that is not prohibited to be incurred by another provision of this Section 4.09(b);

          (9) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in the ordinary course of business solely in respect of performance, bid, surety, appeal and similar bonds, completion or performance guarantees or standby letters of credit issued for the purpose of supporting workers' compensation liabilities of the Company or any of its Restricted Subsidiaries, to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others;

          (10) the incurrence of Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Subsidiary;

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

          (11) Indebtedness of the Company or a Restricted Subsidiary of the Company owed to, including obligations in respect of letters of credit for the benefit of, any Person in connection with workers' compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person to the Company or a Restricted Subsidiary of the Company, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

          (12) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

          (13) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to the Company or to any Restricted Subsidiary of the Company or their assets, other than such Receivables Subsidiary and its assets and, as to the Company or any Subsidiary of the Company, other than pursuant to representations, warranties, covenants and indemnities customary for such transactions, and is not guaranteed by the Company or any other Restricted Subsidiary the Company;

          (14) the incurrence of Indebtedness by Non-Guarantor Subsidiaries in connection with factoring or other receivables financing transactions in an aggregate principal amount at any time outstanding under this clause (14) not to exceed $25.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof;

          (15) the issuance of preference shares of a Restricted Subsidiary of the Company issued to the Company or another Restricted Subsidiary of the Company; provided that any subsequent issuance or transfer of Share Capital that results in any such preference shares being held by a Person other than the Company or a Restricted Subsidiary of the Company and any sale or other transfer of any such preference shares to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed to constitute an issuance of such preference shares that was not permitted by this clause (15); and

          (16) the incurrence or issuance by the Company or any of its Restricted Subsidiaries of additional Indebtedness, Disqualified Shares or Preference Shares in an aggregate principal amount, accreted value, face amount or liquidation preference, as applicable, at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
     (16), not to exceed the greater of (a) $25.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof and (b) 2.5% of the Company's Total Assets.

     The Company will not incur any Indebtedness, including Permitted Debt, that is contractually subordinated by its terms in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated by its terms in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment by its terms to any other Indebtedness of the Company solely by virtue of being unsecured.

     For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above or is entitled to be incurred pursuant to Section 4.09(a), the Company, in its sole discretion, will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09.

     Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture will be deemed to have been incurred on such date in reliance on the exemption provided by clause (1) of the definition of Permitted Debt.

     The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Shares or preference shares in the form of additional shares of the same class of Disqualified Shares or preference shares shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Shares or preference shares for purposes of this Section 4.09. In addition, Indebtedness arising from the reclassification, if any, of the Company's outstanding 6.5% convertible participating shares as Indebtedness shall not be deemed to be Indebtedness for purposes of this Section 4.09.

Section 4.10  Asset Sales.

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) the Company, or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Share Capital issued, sold or otherwise disposed of;

          (2) the Fair Market Value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee with respect to any Asset Sale determined to have a Fair Market Value greater than $5.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof; and

          (3) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (3), each of the following shall be deemed to be cash:

               (A) any liabilities, as shown on the Company's most recent consolidated balance sheet, of the Company or any Restricted Subsidiary, other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee, that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

               (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 90 days, to the extent of the cash received in that conversion; and

               (C)  any stock or assets of the kind referred to in clause (2) or
          (4) of the next paragraph of this Section 4.10.

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     (b)  Within 365 days after the receipt of any Net Proceeds from an Asset
Sale, the Company may, at its option and to the extent the Company elects, apply those Net Proceeds:

          (1) to repay Indebtedness and other Obligations under a Credit Facility and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; provided that any such reduction shall not reduce the amount available for incurrence under clause (1)(b), but shall reduce the amount available for incurrence under clause (1)(a), in each case, of Section 4.09(b) hereof;

          (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Person engaged in a Permitted Business;

          (3)  to make a capital expenditure;

          (4) to acquire other long-term assets that are used or useful in a Permitted Business; or

          (5)  any combination of the foregoing;

provided that the Company shall be deemed to have complied with clause (2) or
(4) of this paragraph if, within 365 days of such Asset Sale, the Company shall have entered into, and not abandoned or rejected, a binding agreement with respect to an acquisition, expenditure or Investment, in compliance with clause
(2) or (4) of this paragraph, and that acquisition, expenditure or Investment is thereafter completed within 455 days after the date of such Asset Sale.

     (c) Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

     (d) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) hereof will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets in accordance with Section 3.09 hereof to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Amounts, if any on the Notes to be purchased or redeemed, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

     (e) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.10 of this Indenture, the Company will comply with the applicable securities laws and regulations and

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will not be deemed to have breached its obligations under those provisions of this Indenture by virtue of such conflict.

Section 4.11  Transactions with Affiliates.

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate, each, an "Affiliate Transaction," unless:

          (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

          (2)  the Company delivers to the Trustee:

               (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

               (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of international standing.

     (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a):

          (1) any employment, service or termination agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (2) transactions between or among the Company and/or its Restricted Subsidiaries;

          (3) transactions with a Person that is an Affiliate of the Company solely because the Company owns Share Capital in, or controls, such Person;

          (4) sales or issuances of Share Capital, other than Disqualified Shares, to Affiliates or employees of the Company or its Subsidiaries;

          (5)  Restricted Payments that are not prohibited by the provisions of
     Section 4.07 hereof and Permitted Investments;

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          (6)  reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors and employees of the Company or any Subsidiary of the Company, as determined by the Board of Directors of the Company or of any such Subsidiary;

          (7) advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;

          (8) transactions with customers, joint venture partners, clients and suppliers, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company or any of its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or such Restricted Subsidiary;

          (9) transactions effected as part of a Qualified Receivables Transaction or in connection with factoring or other receivables financing transactions on the part of a Non-Guarantor Subsidiary; and

          (10) transactions pursuant to any arrangement, contract or agreement in existence on the date of this Indenture.

Section 4.12  Liens.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.13  Business Activities.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.14  Corporate Existence.

     The Company will do or cause to be done all things necessary to preserve and keep in full force and effect:

     (a) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; and

     (b) the material rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries;

     provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not materially adverse to the Holders of the Notes; provided further that this
Section 4.14 does not prohibit any transaction permitted by Section 4.10 or
Article 5 hereof.

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Section 4.15  Offer to Repurchase Upon Change of Control.

     (a) If a Change of Control occurs, and the Company does not redeem the Notes pursuant to Section 3.07 hereof within 90 days after the Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part, equal to $1,000 or an integral multiple of $1,000, of that Holder's Notes pursuant to a Change of Control Offer on the terms set forth in this Indenture.

     (b) Upon the occurrence of a Change of Control, the Company will make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, on the Notes repurchased, to the applicable date of repurchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each registered Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed and stating:

          (1)  that the Change of Control Offer is being made pursuant to this
     Section 4.15 and that all Notes tendered will be accepted for payment;

          (2) the purchase price and the purchase date, which will be no later than 30 from the date such notice is mailed (the "Change of Control Payment Date");

          (3)  that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

          (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 4.15 of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of under Section
4.15 of

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this Indenture by virtue of such conflict. If, and for so long as, the Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, the Company shall publish notices relating to the Change of Control Offer in a leading newspaper of general circulation in Luxembourg, which is expected to be the Luxemburger Wort.

     (c) On the Change of Control Payment Date, the Company will, to the extent lawful:

          (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agents an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

          (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

     The Paying Agents will promptly mail to each registered Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a principal amount of $1,000 or an integral multiple of $1,000. Any Note so accepted for payment shall cease to accrue interest on and after the Change of Control Payment Date.

     The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     (d) The provisions of this Section 4.15 will be applicable whether or not any other provisions of this Indenture are applicable. Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 hereof and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer.

Section 4.16  Limitation on Sale and Leaseback Transactions.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

          (1) the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to Section 4.09 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to
     Section 4.12 hereof; and

          (2) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Sections 3.09 and 4.10 hereof.

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Section 4.17  Payments for Consent.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18  Additional Subsidiary Guarantees.

     If the Company or any of its Restricted Subsidiaries acquires or creates another Subsidiary, other than a Receivables Subsidiary or a Non-Guarantor Subsidiary, after the date of this Indenture, then that newly acquired or created Subsidiary will become a Guarantor and execute a Subsidiary Guarantee pursuant to a supplemental indenture and deliver an Opinion of Counsel reasonably satisfactory to the Trustee within 20 Business Days of the date on which it was acquired or created; provided, that any Subsidiary that has properly been designated as an Unrestricted Subsidiary in accordance with this Indenture shall not be required to become a Guarantor so long as it continues to constitute an Unrestricted Subsidiary.

     Furthermore, if any Subsidiary of the Company, other than a Receivables Subsidiary, ceases to be a Non-Guarantor Subsidiary at any time, such Subsidiary will become a Guarantor and execute a Subsidiary Guarantee pursuant to a supplemental indenture and deliver an Opinion of Counsel reasonably satisfactory to the Trustee within 20 Business Days of the date on which it ceases to be a Non-Guarantor Subsidiary. The form of such Subsidiary Guarantee is attached as Exhibit E hereto.

Section 4.19  Designation of Restricted and Unrestricted Subsidiaries.

     The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments pursuant to Section 4.07 hereof or Permitted Investments, as determined by the Company. That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Section 4.20  Listing.

     The Company will use its best efforts to maintain the listing of the Notes on the Luxembourg Stock Exchange for so long as such Notes are outstanding; provided that if at any time the Company determines that it can no longer reasonably comply with the requirements for listing the Notes on the Luxembourg Stock Exchange or if maintenance of such listing becomes unduly onerous, it will obtain prior to the delisting of the Notes on the Luxembourg Stock Exchange, and thereafter use its best efforts to maintain, a listing of such Notes on such other "recognised stock exchange" as defined in Section 841 of the Income and Corporation Taxes Act 1988 of the United Kingdom. As long as the Notes are listed on the Luxembourg Stock Exchange, and for so long as the Notes so require, an agent for making payments on, and transfers of, Notes will be maintained in Luxembourg. The Company has initially

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designated Dexia Banque Internationale a Luxembourg societe anonyme as its agent for those purposes. The address of Dexia Banque Internationale a is 69, Route d'Esch L-2953 Luxembourg.

Section 4.21  Excess Cash Flow

     If, for any fiscal year of the Company commencing with the fiscal year ending March 31, 2004, there is Excess Cash Flow in an amount in excess of $5.0 million, the Company will make an offer in cash to Holders of the Notes to purchase the maximum principal amount of the Notes (an "Excess Cash Flow Offer") that may be repurchased with the Excess Cash Flow Amount. The offer price in any Excess Cash Flow Offer will be equal to 101% of the aggregate principal amount of the Notes to be repurchased plus accrued and unpaid interest and Additional Amounts, if any, on the Notes to be repurchased, to the applicable date of repurchase. If any Excess Cash Flow remains after consummation of the repurchase of Notes contemplated by an Excess Cash Flow Offer, the Company may use such Excess Cash Flow for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered by Holders of the Notes in connection with such Excess Cash Flow Offer exceeds the applicable Excess Cash Flow Amount, the Trustee will select the Notes to be purchased on a pro rata basis. Within 30 days of the earlier to occur of (a) the day on which the Company's fiscal year end financial statements are publicly filed or (b) 90 days after the end of the Company's fiscal year, to the extent an Excess Cash Flow Offer is required to be made by the Company, the Company will send, by first class mail, a notice to the Trustee and each of the registered Holders, offering to repurchase Notes pursuant to any Excess Cash Flow Offer for such fiscal year and the date of repurchase will be no earlier than 30 days and no later than 45 days from the date such notice is mailed (the "Excess Cash Flow Offer Period"). The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Cash Flow Offer. The notice, which will govern the terms of the Excess Cash Flow Offer, will state:

          (1)  that the Excess Cash Flow Offer is being made pursuant to this
     Section 4.21 and the length of time the Excess Cash Flow Offer will remain open;

          (2) the Excess Cash Flow Amount, the purchase price and the applicable date of repurchase;

          (3) that any Note not tendered or accepted for payment will continue to accrue interest;

          (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Excess Cash Flow Offer will cease to accrue interest after the applicable date of repurchase;

          (5) that Holders electing to have a Note purchased pursuant to an Excess Cash Flow Offer may elect to have Notes purchased in integral multiples of $1,000 only;

          (6) that Holders electing to have a Note purchased pursuant to any Excess Cash Flow Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the applicable date of repurchase;

          (7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Excess Cash Flow Offer Period, a telegram, telex, facsimile transmission or letter setting forth the

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     name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (8) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Excess Cash Flow Amount, the Trustee will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

          (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the applicable date of repurchase, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Excess Cash Flow Amount of Notes or portions thereof tendered pursuant to the Excess Cash Flow Offer, or if less than the Excess Cash Flow Amount has been tendered, all Notes tendered, and will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.21. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after the applicable date of repurchase) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Excess Cash Flow Offer on the applicable date of repurchase.

     Prior to the date of repurchase with respect to any Excess Cash Flow Offer, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Excess Cash Flow Amount in any manner that is not prohibited by this Indenture.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.21, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this
Section 4.21 by virtue of such conflict.

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01  Merger, Consolidation or Sale of Assets.

     The Company may not, directly or indirectly: (1) consolidate, amalgamate, combine or merge with or into another Person whether or not the Company is the surviving corporation; or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

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          (1)  either:

               (A)  the Company is the surviving corporation; or

               (B) the Person formed by or surviving any such consolidation, amalgamation, combination or merger, if other than the Company, or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized and validly existing under the laws of England and Wales, Luxembourg, the United States, any state of the United States or the District of Columbia;

          (2) the Person formed by or surviving any such consolidation, amalgamation, combination or merger, if other than the Company, or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement, and causes the Guarantors to reaffirm their respective obligations under the Subsidiary Guarantees, in each case pursuant to agreements reasonably satisfactory to the Trustee;

          (3) immediately after such transaction, no Default or Event of Default exists;

          (4) the Company or the Person formed by or surviving any such consolidation, amalgamation, combination or merger, if other than the Company, or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; provided, however, that this clause (4) does not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a board resolution, the principal purpose of such transaction is to change the place of organization of the Company and any such transaction shall not have as one of its purposes the evasion of the foregoing limitation; and

          (5) such transactions will not result in the Company or the Person formed by or surviving any such transactions, if other than the Company, or to which such sale, assignment, transfer, conveyance or other disposition has been made, being required to make any deduction or withholding on account of Taxes pursuant to Sections 2.13 and 3.10 hereof from any payment under or in respect of the Notes that the Company would not have been required to make had such transactions not occurred.

     In addition, the Company may not, directly or indirectly, lease all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any other Person. Clause (4) of this Section 5.01 will not apply to a sale, assignment, lease, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.

     In the case of any such consolidation, amalgamation, combination or merger or sale, assignment, transfer, conveyance or other disposition of all or substantially all of the Company's assets, a notice will be published in Luxembourg pursuant to Section 12.02 hereof.

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Section 5.02  Successor Corporation Substituted.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01  Events of Default

     Each of the following is an "Event of Default":

          (1) the Company defaults for 30 consecutive days in the payment when due of interest on, or Liquidated Damages or Additional Amounts with respect to, the Notes;

          (2) the Company defaults in the payment when due of the principal of, or premium, if any, on the Notes;

          (3) the Company or any of its Subsidiaries fails to comply with the provisions of Section 5.01 hereof;

          (4) the Company or any of its Restricted Subsidiaries fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

          (5) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries, or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

               (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default, a "Payment Default"; or

               (B) results in the acceleration of such Indebtedness prior to its express maturity,

          and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment

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          Default or the maturity of which has been so accelerated, aggregates
          $25.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof, or more;

          (6) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries, which judgment or judgments are not paid, discharged or stayed for a period of 60 days; provided that the aggregate of all such undischarged judgments exceeds $25.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof, excluding amounts covered by insurance;

          (7) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of the Company's Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Insolvency Law:

               (A) passes any resolution or initiates any legal proceedings for the suspension of payments generally or any process giving protection against creditors or for the dissolution, liquidation or administration of the Company, or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of the Company's Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary the Guarantor or any Significant Subsidiary;

               (B) consents to any person taking any legal proceeding of the type referred to in clause (A) above;

               (C) consents to the entry of an order for relief against it in an involuntary legal proceeding of the type referred to in clause (A) above;

               (D) requests or consents to the appointment of a custodian or receiver of it or for any substantial part of its property;

               (E) enters into any kind of composition, scheme of arrangement or compromise with or with respect to, or makes a general assignment for the benefit of, its or their respective creditors (including a proposal to its creditors under Section 1 of the Insolvency Act 1986, as amended, for a voluntary arrangement or for a scheme of arrangement under Section 425 of the Companies Act 1985 save in each case for the purposes of a solvent reorganisation approved in advance by the Trustee); or

               (F) ceases or suspends generally payments of its debt or admits in writing an intention to do so or is (or is deemed to be for the purposes of any Insolvency Law applicable to it to be) unable to pay its debts as they fall due or otherwise becomes insolvent; including but not limited to where the assets of the Company or such Restricted Subsidiary or group of Restricted Subsidiaries become worth less than the liabilities (including contingent or prospective liabilities) of the Company or such Restricted Subsidiary or group of Restricted Subsidiaries, as the case may be;

          (8) a court of competent jurisdiction enters an order or decree under any Insolvency Law that:

               (A) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary insolvency proceeding;

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               (B)  appoints a custodian or official receiver of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of its respective property; or

               (C) orders the dissolution, liquidation, winding up or administration of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days;

          (9) any person other than the Company, or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of the Company's Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary presents any petition for the winding up of the Company, or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of the Company's Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary (and such petition is not discharged within 60 days of its presentation);

          (10) any Lien holder (which shall include any holder of fixed or floating charges over the Company's or such Subsidiary's assets) takes possession of, or a receiver or administrator or similar officer is appointed over or in respect of all or substantially all of the business or assets of the Company, or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of the Company's Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary and is not discharged within 60 days; an attachment, distress, execution or sequestration is levied or enforced upon or sued out against all or substantially all of the business or assets of the Company, the Guarantor or any of the Company's Restricted Subsidiaries that is a Significant Subsidiary or any group of the Company's Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary and such is not discharged within, and remains in effect for, 60 days; or a petition is presented or application made for the purpose of appointing an administrator or receiver or other similar officer of, or for the making of an administration order in respect of, the Company, or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of the Company's Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary and such petition or application is not discharged within, and remains in effect for, 60 days;

          (11) except as permitted by this Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

Section 6.02  Acceleration.

     In the case of an Event of Default specified in clause (7), (8), (9) or
(10) of Section 6.01 hereof, with respect to the Company, any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of the Company's Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.

     The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its

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consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, premium, Liquidated Damages or Additional Amounts that has become due solely because of the acceleration) have been cured or waived.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with this Indenture. Within five Business Days of the occurrence of any Default or Event of Default, the Company will deliver to the Trustee a statement specifying such Default or Event of Default.

Section 6.03  Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

Section 6.04  Waiver of Past Defaults.

     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the interest, Liquidated Damages, if any, or Additional Amounts, if any, on, or principal of, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05  Control by Majority.

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability, provided that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 6.06  Limitation on Suits.

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

          (1) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

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          (2)  the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (3) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note. This Section 6.06 does not apply to a suit instituted by a Holder of a Note for enforcement of payment of the principal of, and premiums, on such Note or after the respective due dates expressed in such Note.

Section 6.07  Rights of Holders of Notes to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, or Additional Amounts, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08  Collection Suit by Trustee.

     If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09  Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or

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under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10  Priorities.

     If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          First:  to the Trustee, its agents and attorneys for amounts due under
     Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                    TRUSTEE

Section 7.01  Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b)  Except during the continuance of an Event of Default:

          (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this

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     Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1)  this paragraph does not limit the effect of paragraph (b) of this
     Section 7.01;

          (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section 7.01.

     (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02  Rights of Trustee.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document.

     (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

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     (d)  The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

     (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03  Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04  Trustee's Disclaimer.

     The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05  Notice of Defaults.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default relating to the payment of principal of, premium, if any, or Liquidated Damages, if any, or Additional Amounts, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06  Reports by Trustee to Holders of the Notes.

     (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will, in compliance with TIA Section 313(b)(2), transmit to the Holders a brief report with respect to the character and amount of any advances made by it as such since the date of the last report transmitted pursuant to the first sentence of this Section 7.06(a) (or if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Notes, on the trust estate or on property or funds held or collected by it as Trustee, and which it has not previously reported, if such advances remaining

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unpaid at any time aggregate more than 10% of the principal amount of Notes outstanding at such time, within 90 days after such time. The Trustee will also transmit, as required by TIA Section 313(c), by mail all reports, (i) to all Holders, as the names and addresses of such Holders appear upon Company's registration books on the Notes; (ii) to such Holders as have, within the two
(2) years preceding such report, filed their names and addresses with the Trustee for that purpose; and (iii) except in the case of reports pursuant to TIA Section 313(b)(2), to all Holders whose names and addresses have been furnished to or received by the Trustee pursuant to TIA Section 312.

     (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

Section 7.07  Compensation and Indemnity.

     (a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     (b) The Company and the Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture (including its services as Registrar and Paying Agent), including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willfull misconduct. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

     (c)  The obligations of the Company and the Guarantors under this Section
7.07 will survive the resignation or removal of the Trustee, the termination of the Company's obligations hereunder and the satisfaction and discharge of this Indenture.

     (d) To secure the Company's payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

     (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) shall be preferred over the status of the Holders in a proceeding under any Insolvency Law and are intended to constitute expenses of administration under any Insolvency Law.

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     (f)  The Trustee will comply with the provisions of TIA Section 313(b)(2)
to the extent applicable, as set forth in Section 7.06(a).

Section 7.08  Replacement of Trustee.

     (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

     (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee at least 30 days prior to the date of proposed removal, by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10 hereof;

          (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Insolvency Law;

          (3) a custodian or public officer takes charge of the Trustee or its property; or

          (4)  the Trustee becomes incapable of acting.

     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09  Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

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Section 7.10  Eligibility; Disqualification.

     There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

     This Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11  Preferential Collection of Claims Against Company.

     The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01  Option to Effect Legal Defeasance or Covenant Defeasance.

     The Company may, at its option and at any time, elect to have either
Section 8.02 or 8.03 hereof be applied to all outstanding Notes (including the Subsidiary Guarantees) upon compliance with the conditions set forth below in this Article 8.

Section 8.02  Legal Defeasance and Discharge.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Subsidiary Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Subsidiary Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

          (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, Liquidated Damages, if any, and Additional Amounts, if any, on, such Notes when such payments are due from the trust referred to below;

          (2)  the Company's obligations with respect to such Notes under
     Article 2 and Section 4.02 hereof;

          (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith; and

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          (4)  this Article 8.

     Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03  Covenant Defeasance.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 3.09, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20 and
4.21 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees will be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(5) hereof will not constitute Events of Default.

Section 8.04  Conditions to Legal or Covenant Defeasance.

     In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, or interest and premium, Liquidated Damages, if any, and Additional Amounts, if any, on, the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and Danka must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of an election under Section 8.02 hereof, the Company has delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling; or (b) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same

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     manner and at the same times as would have been the case if such Legal
     Defeasance had not occurred;

          (3) in the case of an election under Section 8.02 hereof, the Company has delivered to the Trustee an Opinion of Counsel in the United Kingdom reasonably acceptable to the Trustee or a ruling from the Inland Revenue of the United Kingdom confirming that (a) the Holders of the outstanding Notes will not recognize income, gain or loss for UK income tax or other UK tax purposes as a result of such deposit and Legal Defeasance and will be subject to UK income tax and other UK tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Legal Defeasance had not occurred, and, for the purposes of such opinion, such counsel shall assume that the Holders of the Notes include Holders who are not resident in the United Kingdom; and (b) payments from the defeasance trust will be free and exempt from any and all withholdings and deductions of whatever nature imposed or levied by or on behalf of the United Kingdom or any political subdivision of, or any authority in or of, the United Kingdom having the power to tax;

          (4) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (5) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel in the United Kingdom reasonably acceptable to the Trustee or a ruling from the Inland Revenue of the United Kingdom confirming that (a) the Holders of the outstanding Notes will not recognize income, gain or loss for UK income tax or other UK tax purposes as a result of such deposit and Covenant Defeasance and will be subject to UK income tax and other United Kingdom tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred, and, for the purposes of such opinion, such counsel shall assume that the Holders of the Notes include Holders who are not resident in the United Kingdom; and (b) payments from the defeasance trust will be free and exempt from any and all withholdings and deductions of whatever nature imposed or levied by or on behalf of the United Kingdom or any political subdivision of, or any authority in or of, the United Kingdom having the power to tax;

          (6) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

          (7) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (8) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

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          (9)  the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06  Repayment to Company.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07  Reinstatement.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantor's obligations under this Indenture and the Notes and the Subsidiary Guarantees will be revived and reinstated as though no deposit had

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occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium [or Liquidated Damages], if any, or interest on any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01  Without Consent of Holders of Notes.

     Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees or the Notes without the consent of any Holder of a Note:

          (1)  to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

          (3) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes by a successor to the Company or a Guarantor pursuant to Article 5 or Article 10 hereof;

          (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

          (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (6) to conform the text of this Indenture, the Subsidiary Guarantees or the Notes to any provision of the "Description of Notes" section of the final offering memorandum, dated June 24, 2003, including any amendments or supplements thereto and any exhibits thereto and the documents incorporated by reference therein, (the "Offering Memorandum") to the extent that such provision in the "Description of Notes" section of the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture, the Subsidiary Guarantees or the Notes;

          (7) to evidence and provide for the acceptance of appointment of a successor Trustee;

          (8) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture; or

          (9) to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes.

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     Upon the written request of the Company accompanied by a resolution of its
Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02  With Consent of Holders of Notes.

     Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.09, 4.10, 4.15 and 4.21 hereof), the Subsidiary Guarantees and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including, without limitation, Additional Notes, if any) then outstanding voting as a single class, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes, and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, Liquidated Damages, or Additional Amounts, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes. Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee will join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

     It is not be necessary for the consent of the Holders of Notes under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

     For so long as the Notes are listed on the Luxembourg Stock Exchange and its rules so require, notice of any such amendment, supplement or waiver will be published in Luxembourg.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not, with respect to any Notes held by a non-consenting Holder:

          (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

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          (2)  reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes, except as provided above with respect to Section 3.09, 4.10, 4.15 or 4.21 hereof;

          (3) reduce the rate of or change the time for payment of interest on any Note;

          (4 waive a Default or Event of Default in the payment of principal of or premium, or Liquidated Damages, if any, or Additional Amounts, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration;

          (5) make any Note payable in money other than that stated in the Notes;

          (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, or Additional Amounts, if any, on the Notes;

          (7) waive a redemption payment with respect to any Note, other than a payment required by Section 3.09, 4.10, 4.15 or 4.21 hereof;

          (8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

          (9) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

Section 9.03  Compliance with Trust Indenture Act.

     Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04  Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05  Notation on or Exchange of Notes.

     If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

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     Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06  Trustee to Sign Amendments, etc.

     The Trustee will sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section
12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.
                              SUBSIDIARY GUARANTEES

Section 10.01 Guarantee.

     (a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

          (1) the principal of, premium, if any, and Liquidated Damages, if any, Additional Amounts, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

          (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

     (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

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     (c)  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

     (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) subject to this Article 10, the maturity of the obligations of the Company guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in
Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 10.02 Limitation on Guarantor Liability.

     Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Insolvency Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited in amount to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Subsidiary Guarantee not being voidable under corporate law or applicable law relating to fraudulent transfer or conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally or otherwise being void, voidable or unenforceable under any bankruptcy, reorganization, insolvency, liquidation or other similar legislation or legal principles.

Section 10.03 Execution and Delivery of Subsidiary Guarantee.

     To evidence its Subsidiary Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

     Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in
Section 10.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

     If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

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     The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

     In the event that the Company creates or acquires any Subsidiary after the date of this Indenture, if required by Section 4.24 hereof, the Company will cause such Subsidiary to comply with the provisions of Section 4.24 hereof and this Article 10, to the extent applicable.

Section 10.04 Guarantors May Consolidate, etc., on Certain Terms.

     Except as otherwise provided in Section 10.05 hereof, no Guarantor may sell or otherwise dispose of, in one or more related transactions, all or substantially all of its assets to, or consolidate, amalgamate or combine with or merge with or into, whether or not such Guarantor is the surviving Person, another Person, other than the Company or another Guarantor, unless:

          (1) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing; and

          (2)  either:

               (a) subject to Section 10.05 hereof, such Guarantor is the surviving Person or the Person acquiring the property in any such sale or disposition, or the Person formed by or surviving any such consolidation, amalgamation, combination or merger, assumes all the obligations of that Guarantor under this Indenture, its Subsidiary Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture reasonably satisfactory to the Trustee; or

               (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

     In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

     Except as set forth in Article 5 hereof, and notwithstanding clauses (a) and (b) above or Section 10.05, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05 Releases Following Sale of Assets.

     In the event of any sale or other disposition of, in one or more related transactions, all or substantially all of the assets of any Guarantor, including by way of merger, amalgamation, combination, consolidation or otherwise, or a sale or other disposition of all the Share Capital of any Guarantor, in each case, to a Person that is not, either before or after giving effect to such transactions, a Subsidiary of the Company, or the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary pursuant to Section 4.19 hereof, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Share Capital of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that such sale or other disposition complies with the applicable provisions of this Indenture, including, without limitation, Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

     Any Guarantor not released from its obligations under its Subsidiary Guarantee will remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

                                  ARTICLE 11.
                           SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

     This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

          (1)  either:

               (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

               (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, Liquidated Damages, if any, and Additional Amounts, if any, and accrued interest to the date of maturity or redemption;

          (2) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

          (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

          (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

     Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the provisions of Section 11.02 and Section 8.06 will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02 Application of Trust Money.

     Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

     If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Section 11.03 Acknowledgment of Discharge

     After the conditions to discharge contained in this Article 11 have been satisfied, and the Company has paid or caused to be paid all other sums payable hereunder by the Company, and delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of the obligations of the Company and the Guarantors under this Indenture (except for those surviving obligations specified in Section 11.01 hereof.

                                  ARTICLE 12.
                                 MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Indenture by the TIA, the provision so required or deemed shall control, and if any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA
Section 318(c), the imposed duties will control.

Section 12.02 Notices.

     Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Company and/or any Guarantor:

     11201 Danka Circle North
     St. Petersburg, Florida 33716
     Telecopier No.:  (727) 576-6003
     Attention:  General Counsel

     With a copy to:
     Skadden, Arps, Slate, Meagher & Flom (Illinois)
     333 Wacker Drive, Suite 2100
     Chicago, Illinois 60606-1285
     Telecopier No.:  (312) 407-0700
     Attention:  Gary Cullen

     If to the Trustee:
     HSBC Bank USA
     452 Fifth Avenue
     New York, NY 10018
     Telephone:  (212) 525-1316
     Telecopier No.:  (212) 525-1300
     Attention:  Issuer Services

     The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA, as described in Section 7.06(a) hereof. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     All notices to the Holders will be valid if published in a leading English language daily newspaper published in London and a leading English language daily newspaper published in New York City or such other English language daily newspaper with general circulation in Europe or the United States, as the case may be, as the Trustee may approve and, so long as the Notes are listed on the Luxembourg Stock Exchange, in one daily newspaper published in Luxembourg approved by the Trustee. Any notice will be deemed to have been given on the date of publication or, if so published more than once on different dates, on the date of first publication. It is expected that publication will normally be made in the Financial Times, The Wall Street Journal and, so long as the Notes are listed on the Luxembourg Stock Exchange and its rules so require, the Luxemburger Wort. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.

     If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.03 Communication by Holders of Notes with Other Holders of Notes.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA
Section 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05 Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA
Section 314(e) and must include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06 Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees and
              Stockholders.

     No past, present or future director, officer, employee, incorporator or shareholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Exchange Notes, this Indenture, the Subsidiary Guarantees or the Guarantees of the Exchange Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes or Exchange Notes by accepting a Note or Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws

Section 12.08 Governing Law.

     THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09 Judgment Currency.

     Any payment on account of an amount that is payable in dollars, the "Required Currency," which is made to or for the account of any Holder or the Trustee in lawful currency of any other jurisdiction, the "Judgment Currency," whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Company or any Guarantor, shall constitute a discharge of the Company or the Guarantor's obligation under this Indenture and the Notes, as the case may be, only to the extent of the amount of the Required Currency with such Holder or the Trustee, as the case may be, could purchase in the New York foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first business day following receipt of the payment in the Judgment Currency. If the amount of the Required Currency that could be so purchased is less than the amount of the Required Currency originally due to such Holder or the Trustee, as the case may be, the Company shall indemnify and hold harmless the Holder or the Trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Indenture or the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder or the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

Section 12.10 No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11 Consent to Service.

     The Company and the Non-U.S. Guarantors will irrevocably appoint Danka Office Imaging Company as agent for service of process in any suit, action or proceeding arising out of or relating to this Indenture, the Registration Rights Agreement, the Notes, the Subsidiary Guarantees, the Exchange Notes or the Guarantees of the Exchange Notes for actions brought under U.S. federal or state securities laws in any U.S. federal or state court located in The City of New York and submit to such jurisdiction.

Section 12.12 Successors.

     All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 12.13 Severability.

     In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.14 Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.15 Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of July 1, 2003





                                       DANKA BUSINESS SYSTEMS PLC


                                       By:      /s/  P. Lang Lowrey, III
                                          -------------------------------------
                                          Name:  P. Lang Lowrey, III
                                          Title: Chief Executive Officer and
                                                 Chairman

                                       DANKA HOLDING COMPANY
                                       AMERICAN BUSINESS CREDIT CORPORATION
                                       DANKA MANAGEMENT II COMPANY, INC.
                                       HERMAN ENTERPRISES, INC. OF SOUTH FLORIDA
                                       D.I. INVESTMENT MANAGEMENT, INC.
                                       QUALITY BUSINESS, INC.
                                       DANKA MANAGEMENT COMPANY, INC.
                                       CORPORATE CONSULTING GROUP, INC.
                                       DANKA IMAGING DISTRIBUTION, INC.
                                       DANKA OFFICE IMAGING COMPANY


                                       By:        /s/  Keith J. Nelsen
                                          --------------------------------------
                                          Name:  Keith J. Nelsen
                                          Title: Vice President

                                       DANKALUX S.A R.L.


                                       By:         /s/  Paul Dumond
                                          --------------------------------------
                                          Name:  Paul Dumond
                                          Title: Manager

                                       DANKA UK PLC


                                       By:        /s/  Matthew Salmon
                                          --------------------------------------
                                          Name:  Matthew Salmon
                                          Title: Secretary

                                       DANKA SERVICES INTERNATIONAL LTD.


                                       By:         /s/  Paul Dumond
                                          --------------------------------------
                                          Name:  Paul Dumond
                                          Title: Secretary

                                       DANKA BUSINESS FINANCE LTD.
                                       DANKA CANADA INC.
                                       KALMARA INC.


                                       By:         /s/  Owais Durrani
                                          --------------------------------------
                                          Name:  Owais Durrani
                                          Title: Vice President

                                       DANKA AUSTRALASIA PTY LIMITED
                                       DANKA AUSTRALIA PTY LIMITED
                                       DANKA TOWER PTY LTD
                                       DANKA DISTRIBUTORS PTY LTD
                                       DANKA DATAKEY PTY LTD
                                       DATAKEY ALCATEL PTY. LTD.
                                       DANKA SYSTEMS PTY LIMITED


                                       By:             *
                                          --------------------------------------
                                          Name:  Michael Andrew Sheeran
                                          Title: Director


                                       * By:        /s/  Keith J. Nelsen
                                            ------------------------------------
                                            Name: Keith J. Nelsen
                                            Pursuant to Power of Attorney

                                       HSBC BANK USA,
                                       as Trustee


                                       By:       /s/  Frank J. Gordino
                                          --------------------------------------
                                                   Authorized Signatory

                                   Schedule I

                             SCHEDULE OF GUARANTORS

     The following schedule lists each Guarantor under the Indenture as of the date of the Indenture:

                                       DANKA AUSTRALASIA PTY LIMITED
                                       DANKA AUSTRALIA PTY LIMITED
                                       DANKA TOWER PTY LTD
                                       DANKA DISTRIBUTORS PTY LTD
                                       DANKA DATAKEY PTY LTD
                                       DATAKEY ALCATEL PTY. LTD.
                                       DANKA SYSTEMS PTY LIMITED
                                       DANKA BUSINESS FINANCE LTD.
                                       DANKA CANADA INC.
                                       KALMARA INC.
                                       DANKALUX S.A R.L.
                                       DANKA UK PLC
                                       DANKA SERVICES INTERNATIONAL LTD.
                                       DANKA HOLDING COMPANY
                                       AMERICAN BUSINESS CREDIT CORPORATION
                                       DANKA MANAGEMENT II COMPANY, INC.
                                       HERMAN ENTERPRISES, INC. OF SOUTH FLORIDA
                                       D.I. INVESTMENT MANAGEMENT, INC.
                                       QUALITY BUSINESS, INC.
                                       DANKA MANAGEMENT COMPANY, INC.
                                       CORPORATE CONSULTING GROUP, INC.
                                       DANKA IMAGING DISTRIBUTION, INC.
                                       DANKA OFFICE IMAGING COMPANY

                                                                       EXHIBIT A

                                 [Face of Note]
--------------------------------------------------------------------------------
THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTIONS 1272, 1273, AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND IS SUBJECT TO THE RULES FOR DEBT INSTRUMENTS WITH CONTINGENT PAYMENTS UNDER TREASURY REGULATION
Section 1.1275-4(b). FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, THE YIELD TO MATURITY, THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY, YOU SHOULD submit a written request for it to the Company at THE FOLLOWING ADDRESS: 11201 DANKA CIRCLE NORTH, ST. PETERSBURG, FLORIDA ATTENTION: PAUL DUMOND.

                                                         CUSIP/CINS
                                                                    ------------

                11% [Series A] [Series B] Senior Notes due 2010

No. ___                                                            $
                                                                    ------------

                           DANKA BUSINESS SYSTEMS PLC

promises to pay to CEDE & CO.

or registered assigns,

the principal sum of
                     -----------------------------------------------------------

Dollars on June 15, 2010.

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1 and December 1

Dated:  July 1, 2003

                                       DANKA BUSINESS SYSTEMS PLC


                                       By:  /s/
                                          --------------------------------------
                                          Name:
                                          Title:

This is one of the Notes referred
to in the within-mentioned Indenture:

HSBC BANK USA
as Trustee


By:  /s/
   ------------------------------------
           Authorized Signatory

--------------------------------------------------------------------------------

                                 [Back of Note]
                            11% Senior Notes due 2010

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          (1) Interest. Danka Business Systems PLC, a public company incorporated with limited liability under the Companies Act of 1985 with registered number 1101386 and with its registered office at Masters House, 107 Hammersmith Road, London W14 0QH, England (the "Company"), promises to pay interest on the principal amount of this Note at 11% per annum from July 1, 2003 until maturity and shall pay the Additional Amounts, if any, and the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest, Liquidated Damages, if any, and Additional Amounts, if any, semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 15, 2003. The Company will pay interest (including post-petition interest in any proceeding under any Insolvency Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Insolvency Law) on overdue installments of interest, Liquidated Damages, if any, and Additional Amounts, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          (2) Method Of Payment. The Company will pay interest on the Notes (except defaulted interest), Liquidated Damages, if any, and Additional Amounts, if any, to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
     Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, Liquidated Damages, if any, and Additional Amounts, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, and Additional Amounts, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages and Additional Amounts, if any, on, all Global Notes and all other Notes the Holders of which will have provided the Company with instructions for wire transfer to a U.S. dollar account maintained by the Holder with a bank located in The City of New York. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          (3) Paying Agent And Registrar. Initially, HSBC Bank plc in London, HSBC Bank USA, the Trustee under the Indenture, in New York, and Dexia Banque Internationale a Luxembourg societe anonyme in Luxembourg will act as Paying Agents. Initially, HSBC Bank USA, the Trustee in New York will act as Registrar. The Company may change any Paying Agent or the Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity. For so long as the Notes are listed on the Luxembourg Stock Exchange and its rules so require, the Company will publish a notice of any change of Paying Agent, Registrar or Transfer Agent in a newspaper having a general circulation in Luxembourg, which is expected to be the Luxemburger Wort.

          (4) Indenture. The Company issued the Notes under an Indenture dated as of July 1, 2003 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company.

          (5)  Optional Redemption.

     (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company will not have the option to redeem the Notes prior to June 15, 2007. Thereafter, the Company will have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed as percentages of principal amount, set forth below plus accrued and unpaid interest and Additional Amounts, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below :

Year                                     Percentage
---------------------------------------  ----------
2007...................................     105.500%
2008...................................     102.750%
2009 and thereafter....................     100.000%

     (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to June 15, 2006, the Company may, on any one or more occasions, redeem, in whole or in part, up to 35% of the aggregate principal amount of Notes, including Additional Notes, if any, issued under the Indenture at a redemption price of 111% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Additional Amounts, if any, on the Notes redeemed to the applicable redemption date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of Notes, including Additional Notes, if any, issued under the Indenture remains outstanding immediately after the occurrence of such redemption, excluding Notes held by the Company and its Subsidiaries, and that such redemption occurs within 90 days of the date of the closing of any such Equity Offering.

          (6) Mandatory Redemption. The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

          (7)  Repurchase At Option Of Holder.

               (a) If there is a Change of Control, and the Company does not redeem the Notes as described in Paragraph 5 within 90 days after the Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to repurchase all or any part, equal to $1,000 or an integral multiple thereof, on the Notes repurchased, of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, on the Notes repurchased, to the date of repurchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

               (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, for which the aggregate amount of Excess Proceeds exceeds $10.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof, the Company will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes, including any Additional Notes, and other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes, including any Additional Notes, and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Company shall select the other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

               (c) If, for any fiscal year of the Company, commencing with the fiscal year ending March 31, 2004, there is Excess Cash Flow in an amount in excess of $5.0 million, the Company will make an offer in cash to Holders of the Notes to purchase the maximum principal amount of the Notes (an "Excess Cash Flow Offer") that may be repurchased with the Excess Cash Flow Amount. The offer price in any Excess Cash Flow Offer will be equal to 101% of the aggregate principal amount of the Notes to be repurchased plus accrued and unpaid interest and Additional Amounts, if any, on the Notes to be repurchased, to the applicable date of repurchase. If any Excess Cash Flow remains after consummation of the repurchase of Notes contemplated by an Excess Cash Flow Offer, the Company may use such Excess Cash Flow for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered by Holders of the Notes in connection with such Excess Cash Flow Offer exceeds the applicable Excess Cash Flow Amount, the Trustee will select the Notes to be purchased on a pro rata basis. Within 30 days of the earlier to occur of (a) the day on which the Company's fiscal year end financial statements are publicly filed or (b) 90 days after the end of the Company's fiscal year, to the extent an Excess Cash Flow Offer is required to be made by the Company, the Company will send, by first class mail, a notice to the Trustee and each of the registered Holders, offering to repurchase Notes pursuant to any Excess Cash Flow Offer for such fiscal year, and the date of repurchase will be no earlier than 30 days and no later than 45 days from the date such notice is mailed. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Cash Flow Offer. Any Excess Cash Flow Offer will be made pursuant to the procedures set forth in Section 4.21 of the Indenture.

          (8) Notice Of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered Holder whose Notes are to be redeemed at its registered address except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          (9) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Holder will be required to pay all taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date or Notes tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer.

          (10) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          (11) Amendment, Supplement And Waiver. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in the case of a consolidation, amalgamation, combination or merger or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, to conform the text of the Indenture, the Subsidiary Guarantees or the Notes to any provision of the "Description of Notes" section of the Offering Memorandum to the extent that such provision in the "Description of Notes" section of the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture, the Subsidiary Guarantees or the Notes, to evidence and provide for the acceptance of appointment of a successor Trustee, to provide for the Issuance of Additional Notes in accordance with the Indenture, or to allow any

     Guarantor to execute a supplemental indenture to the Indenture and/or a Subsidiary Guarantee with respect to the Notes.

          (12) Defaults And Remedies. Events of Default include: (i) default for 30 consecutive days in the payment when due of interest on, or Liquidated Damages or Additional Amounts with respect to, the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes; (iii) failure by the Company to comply with Section 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class to comply with certain other agreements in the Indenture or the Notes; (v) default under certain other agreements relating to Indebtedness of the Company or any of its Restricted Subsidiaries if that default is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default, or which default results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness or the maturity of which has been so accelerated, aggregates $25.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof, or more;
     (vi) final judgments for the payment of money is entered by a court or courts of competent jurisdiction against the Company or any of the Company's Restricted Subsidiaries that remain undischarged for a period of 60 days; provided that the aggregate of all such undischarged judgments exceeds $25.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof, or more; (vii) certain events of bankruptcy, administration, administrative receivership, composition, insolvency or liquidation with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of the Company's Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary; (viii) certain orders or decrees entered by a court of competent jurisdiction under any Insolvency Law; and
     (ix) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf shall deny or disaffirm its obligations under such Guarantor's Subsidiary Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy, administration, administrative receivership, composition, insolvency or liquidation, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest, Liquidated Damages or Additional Amounts) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of Liquidated Damages, Additional Amounts or interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          (13) Trustee Dealings With Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          (14) No Recourse Against Others. A director, officer, employee, incorporator or shareholder, of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or such Guarantor under the Notes, the Exchange Notes, the Subsidiary Guarantees, the Guarantees of the Exchange Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes or Exchange Notes by accepting a Note or Exchange Notes waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws.

          (15) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          (16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          (17) Additional Rights Of Holders Of Restricted Global Notes And Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of July 1, 2003, among the Company, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes collectively, the "Registration Rights Agreement").

          (18) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

DANKA BUSINESS SYSTEMS PLC
11201 Danka Circle North
St. Petersburg, Florida 33716
Attention:  General Counsel

                                Assignment Form

     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                             -----------------------------------
                                                (Insert assignee's legal name)

--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  --------------

                                       Your Signature:
                                                      --------------------------
                                              (Sign exactly as your name appears
                                                  on the face of this Note)

Signature Guarantee*:
                     ----------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       Option Of Holder To Elect Purchase

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10, 4.15 or 4.21 of the Indenture, check the appropriate box below:

             [ ]Section 4.10      [ ]Section 4.15      [ ]Section 4.21

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10, Section 4.15 or Section 4.21 of the Indenture, state the amount you elect to have purchased:

                                $
                                 ------------

Date:
     --------------

                                       Your Signature:
                                                      --------------------------
                                              (Sign exactly as your name appears
                                                  on the face of this Note)

                                       Tax Identification No.:
                                                              ------------------

Signature Guarantee*:
                     ----------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                    Principal Amount
                    Amount of decrease    Amount of increase in    of this Global Note       Signature of
                    in Principal Amount      Principal Amount        following such       authorized officer
                            of                      of                  decrease             of Trustee or
Date of Exchange     this Global Note        this Global Note         (or increase)            Custodian
----------------    -------------------   ---------------------    -------------------    ------------------



<F1>
* This schedule should be included only if the Note is issued in global form.

                                                                       EXHIBIT B
                        FORM OF CERTIFICATE OF TRANSFER

Danka Business Systems PLC
11201 Danka Circle North
St. Petersburg, Florida 33716

HSBC Bank USA
452 Fifth Avenue
New York, NY 10018

     Re: 11% Senior Notes due 2010
         -------------------------

     Reference is hereby made to the Indenture, dated as of July 1, 2003 (the "Indenture"), among Danka Business Systems PLC, as issuer (the "Company"), the Guarantors named on the signature pages thereto and HSBC Bank USA, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

     1. [ ] Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

     2. [ ] Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, and/or the Definitive Note and in the Indenture and the Securities Act.

     3. [ ] Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

          (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

          (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

          (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

     4. [ ] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

     (a) [ ] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or

Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     (b) [ ] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     (c) [ ] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                       -----------------------------------------
                                              [Insert Name of Transferor]



                                       By:  /s/
                                          -------------------------------------
                                       Name:
                                       Title:

     Dated: ----------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

     1.   The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

          (a)  [ ] a beneficial interest in the:

               (i)   [ ] 144A Global Note (CUSIP _________), or

               (ii)  [ ] Regulation S Global Note (CUSIP _________), or

               (iii) [ ] IAI Global Note (CUSIP _________); or

          (b)  [ ] a Restricted Definitive Note.

     2.   After the Transfer the Transferee will hold:

                                  [CHECK ONE]

          (a) [ ] a beneficial interest in the:

               (i)   [ ] 144A Global Note (CUSIP _________), or

               (ii)  [ ]Regulation S Global Note (CUSIP _________), or

               (iii) [ ] IAI Global Note (CUSIP _________); or

               (iv)  [ ] Unrestricted Global Note (CUSIP _________); or

          (b) [ ] a Restricted Definitive Note; or

          (c) [ ] an Unrestricted Definitive Note,

          in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

DANKA BUSINESS SYSTEMS PLC
11201 Danka Circle North
St. Petersburg, Florida 33716

HSBC Bank USA
452 Fifth Avenue
New York, NY 10018

     Re: 11% Senior Notes due 2010
         -------------------------

                              (CUSIP ____________)

     Reference is hereby made to the Indenture, dated as of July 1, 2003 (the "Indenture"), among Danka Business Systems PLC, as issuer (the "Company"), the Guarantors named on the signature pages thereto and HSBC Bank USA, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

     1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

     (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (b) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (c) [ ] Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (d) [ ] Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

     (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

     (b) [ ] Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                       -----------------------------------------
                                              [Insert Name of Transferor]

                                       By:  /s/
                                          --------------------------------------
                                          Name:
                                          Title:

Dated:  -------------

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Danka Business Systems PLC
11201 Danka Circle North
St. Petersburg, Florida 33716


[Registrar address block]

     Re: 11% Senior Notes due 2010

     Reference is hereby made to the Indenture, dated as of July 1, 2003 (the "Indenture"), among Danka Business Systems PLC, as issuer (the "Company"), the guarantors named on the signature pages thereto and HSBC Bank USA, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     In connection with our proposed purchase of $____________ aggregate principal amount of:

     (a)  [ ] a beneficial interest in a Global Note, or

     (b)  [ ] a Definitive Note,

     we confirm that:

     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and , if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

     3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

     4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                       -----------------------------------------
                                         [Insert Name of Accredited Investor]


                                       By:  /s/
                                          --------------------------------------
                                          Name:
                                          Title:

Dated:_______________________

                                                                       EXHIBIT E

                         [FORM OF NOTATION OF GUARANTEE]

     For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of July 1, 2003 (the "Indenture") among Danka Business Systems PLC (the "Company"), the Guarantors listed on Schedule I thereto and HSBC Bank USA, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and Additional Amounts, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions.

                                       [Name Of Guarantor(s)]


                                       By:  /s/
                                          --------------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT F

                         [FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

     Supplemental Indenture (this "Supplemental Indenture"), dated as of ________________, 200__, among __________________ (the "Guaranteeing
Subsidiary"), a subsidiary of ____________________ (or its permitted successor), a [_______] [corporation] (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and HSBC Bank USA, as trustee under the indenture referred to below (the "Trustee").

                                   WITNESSETH

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of July 1, 2003 providing for the issuance of an aggregate principal amount of $175,000,000 of 11% Senior Notes due 2010 (the "Notes");

     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. Agreement To Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

               (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

               (i) the principal of, and premium, Liquidated Damages, if any, and Additional Amounts, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

               (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

               (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

               (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

               (d) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

               (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

               (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

               (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in
          Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

               (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

               (i) Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and all other contingent and fixed liabilities that are relevant under any applicable Insolvency or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, this new Subsidiary Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance.

     3. Execution And Delivery. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

     4.   Guaranteeing Subsidiary May Consolidate, Etc. On Certain s.

               (a) The Guaranteeing Subsidiary may not sell or otherwise dispose of all substantially all of its assets to, or consolidate, amalgamate or combine with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor unless:

               (i) immediately after giving effect to such transaction, no Default or Event of Default exists; and

               (ii) either (A) subject to Section 10.05 of the Indenture, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation, amalgamation, combination or merger unconditionally assumes all the obligations of that Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; or (B) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation, Section 4.10 thereof.

               (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable under the Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

               (c)  Except as set forth in Articles 4 and 5 and Section 10.04 of
          Article 10 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

     5.   RELEASES.

               (a) In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, including by way of merger, amalgamation, combination, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, in each case, to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, or the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary pursuant to Section 4.20 of the Indenture, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the sale or other disposition complies with the applicable provisions of the Indenture, including, without limitation, Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

               (b) Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 10 of the Indenture.

     6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

     7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

     Dated: _______________, 20___

                                       [Guaranteeing Subsidiary]

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                       DANKA BUSINESS SYSTEMS PLC

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                       DANKA AUSTRALASIA PTY LIMITED
                                       DANKA AUSTRALIA PTY LIMITED
                                       DANKA TOWER PTY LTD
                                       DANKA DISTRIBUTORS PTY LTD
                                       DANKA DATAKEY PTY LTD
                                       DATAKEY ALCATEL PTY. LTD.
                                       DANKA SYSTEMS PTY LIMITED
                                       DANKA BUSINESS FINANCE LTD.
                                       DANKA CANADA INC.
                                       KALMARA INC.
                                       DANKALUX S.A R.L.
                                       DANKA UK PLC
                                       DANKA SERVICES INTERNATIONAL LTD.
                                       DANKA HOLDING COMPANY
                                       AMERICAN BUSINESS CREDIT CORPORATION
                                       DANKA MANAGEMENT II COMPANY, INC.
                                       HERMAN ENTERPRISES, INC. OF SOUTH FLORIDA
                                       D.I. INVESTMENT MANAGEMENT, INC.
                                       QUALITY BUSINESS, INC.
                                       DANKA MANAGEMENT COMPANY, INC.
                                       CORPORATE CONSULTING GROUP, INC.
                                       DANKA IMAGING DISTRIBUTION, INC.
                                       DANKA OFFICE IMAGING COMPANY

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                       HSBC BANK USA,
                                       as Trustee

                                       By:
                                          --------------------------------------
                                                  Authorized Signatory